UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FORUM ENERGY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2016

PROXY STATEMENT AND NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

LETTER FROM THE CHAIRMAN & CEO TO OUR STOCKHOLDERS

April 1, 2016

Dear Fellow Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Forum Energy Technologies, Inc. (the “Company” or “Forum”), which will be held at 8:00 a.m., Central Daylight Time, on May 17, 2016, at our offices at 920 Memorial City Way, Suite 1000, Houston, Texas 77024.

Overview of the 2015 Economic Environment in Our Industry:

The level of demand for our products and services is directly related to drilling and completion activity levels and the capital and operating budgets of our customers, which in turn are influenced heavily by energy prices and the expectation as to future trends in those prices. The precipitous decline in oil and natural gas prices since the middle of 2014 has resulted in a significant decrease in exploration and production activity, and spending by our customers. Despite these significant challenges, 2015 was a successful year for Forum and highlighted below are some of our most noteworthy achievements. I encourage you to review the entire proxy statement and our annual report on Form 10-K for a more comprehensive look at our achievements.

Strong Performance:

To protect the core of our business, we took decisive steps to reduce costs in line with declining activity levels, including capital expenditure reductions and implementing company-wide cost reduction measures. In spite of declining activity, we achieved strong free cash flow and as of December 31, 2015 we paid off the revolving portion of our bank credit facility. Most importantly, safety has remained a top priority for Forum as demonstrated by the exceptional performance in this regard on a year over year basis.

Alignment of Compensation and Performance:

Our compensation program appropriately rewards executives for producing sustainable growth consistent with our long-term goals. We are striving to continuously enhance the link between pay and long-term performance, and align our executive compensation program with long-term shareholder interests. In 2015, greater than 75% of total target executive compensation was at-risk and tied to the Company’s performance.

Looking Forward:

Similar to 2015, this year is continuing to present significant challenges for the industry. It has been our strategy to be an early-cycle, activity-driven, and scalable company with a strong balance sheet and low capital intensity. We believe Forum’s performance reflects our successful execution of that strategy and are confident that the actions we are taking will position the Company to capitalize on an increase in drilling and completion activity. In particular, we believe our product development, the streamlining of our operations to provide operational efficiency and market share growth during these challenging times will pay dividends in the long-term. I am proud of all that we have achieved in Forum’s relatively short-time as a public company, and of the strong culture we are building. Thank you for your continued support of and interest in Forum Energy Technologies.

Sincerely,

C. Christopher Gaut

Chairman of the Board and Chief Executive Officer

FORUM ENERGY TECHNOLOGIES, INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2016

The annual meeting of stockholders of Forum Energy Technologies, Inc. will be held at 8:00 a.m., Central Daylight Time, on May 17, 2016, at our offices at 920 Memorial City Way, Suite 1000, Houston, Texas 77024, for the following purposes:

	Description:	Board Recommendation:
Proposal 1	To elect the three persons named in this proxy statement to serve as directors for terms of three years.	FOR ALL
Proposal 2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR
Proposal 3	To approve our 2016 Stock and Incentive Plan.	FOR
Proposal 4	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.	FOR

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information. Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

The board of directors has established March 21, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

We are utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery. On or about the date hereof, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2016 proxy statement and our annual report on Form 10-K for the year ended December 31, 2015. The notice provides instructions on how you can request a paper copy of these documents if you desire. Stockholders, whether or not they expect to be present at the meeting, are urged to vote their shares as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials. Any person giving a proxy has the power to revoke it at any time, and stockholders present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

James L. McCulloch
Secretary

April 1, 2016

920 Memorial City Way, Suite 1000

Houston, Texas 77024

IMPORTANT INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

Registration will begin at 7:30 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring photo identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

i

FORUM ENERGY TECHNOLOGIES, INC.

920 Memorial City Way, Suite 1000

Houston, Texas 77024

PROXY STATEMENT

FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2016 Annual Meeting of Stockholders of Forum Energy Technologies, Inc. (“Forum” or the “Company”) to be held on May 17, 2016, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

We have elected to provide access to our proxy materials over the Internet and are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the approval of the compensation of our named executive officers, the approval of the 2016 Stock and Incentive Plan and the ratification of the appointment of our independent registered public accounting firm, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the proxy card we have provided. If no choice is indicated, proxies that are signed and returned will be voted as recommended by our board of directors.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The board of directors has established March 21, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 91,152,990 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.

The three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. If any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our Board requires that such person must tender his or her resignation if he or she fails to receive the required number of votes for re-election. Cumulative voting is not permitted in the election of directors. The approval of the compensation of our named executive officers on an advisory basis and the ratification of the appointment of our independent registered public accounting firm is subject to the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter. Approval of the 2016 Stock and Incentive Plan is subject to our receiving a greater number of votes cast in favor the plan than votes opposing the proposal, provided that votes representing more than 50% of our outstanding shares of common stock are cast on the proposal.

Brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. The New York Stock Exchange, however, precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Under NYSE rules, brokers holding shares in “street name” for their beneficial holder clients will have discretion to vote only on the ratification of the appointment of our independent registered public accounting firm. Brokers cannot vote on the other matters to be considered at the meeting without instructions from the beneficial owners. If you do not instruct your broker how to vote on those matters, your broker will not vote on your behalf.

Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has indicated that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions. Because the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, abstentions and broker non-votes will not affect the outcome of the voting on the elections. Because the approval of the compensation of our named executive officers on an advisory basis, the approval of our 2016 Stock and Incentive Plan, and the ratification of the appointment of our independent registered public accounting firm requires the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, abstentions will have the same effect as votes against these proposals. Broker non-votes, on the other hand, will not affect the outcome of the voting with respect to such proposals.

Any holder of our common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by: (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date, or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

If your properly executed proxy does not indicate how you wish to vote your common stock, the persons named on the proxy card will vote as follows:

Proposal 1: “FOR ALL”;

Proposal 2: “FOR”;

Proposal 3: “FOR”; and

Proposal 4: “FOR”.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or facsimile or in person. Proxy materials will be furnished without cost to brokers, dealers and other custodian nominees and fiduciaries to forward to the beneficial owners of shares held in their names.

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors currently comprises ten members. The ten members are divided into three classes having three members in each of Class I and II and four members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders. The term of the three current Class I directors will expire at the annual meeting. The terms of the Class II directors expire at the annual meeting of stockholders to be held in 2017 and the terms of the Class III directors expire at the annual meeting of stockholders to be held in 2018.

Nominees for Election

The board of directors, upon the recommendation of the Nominating, Governance & Compensation Committee, or the “Committee”, has nominated for submission to the stockholders Messrs. Gaut, Baldwin and Myers as Class I directors for a term of three years, each to serve until the annual meeting of stockholders in 2019 or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors, in its discretion, may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee. Our board of directors has determined that Messrs. Baldwin and Myers are “independent” as that term is defined by the applicable NYSE listing standards. Mr. Gaut is not independent given his position as our Chief Executive Officer.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the three nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR ALL” of the aforementioned three director nominees.

OUR DIRECTORS

Our board of directors is divided into three classes of directors serving staggered three-year terms. Set forth below are the names of, and certain information with respect to, our directors, including the three nominees for election to the Class I positions on our board of directors, as of March 21, 2016.

Forum’s Board – At a Glance

2015 Meeting Attendance

Board Nominees – Class I Directors

C. Christopher Gaut

Mr. Gaut has served as our President, Chief Executive Officer and Chairman of the board of directors since August 2010 and as one of our directors since December 2006. He served as a consultant to L.E. Simmons & Associates, Incorporated (“LESA”), the ultimate general partner of SCF-V, L.P., SCF 20212A, L.P., SCF-VI, L.P., SCF 2012B, L.P. and SCF-VII, L.P. (collectively, “SCF”), our largest stockholder, from November 2009 to August 2010. Mr. Gaut served at Halliburton Company, a leading diversified oilfield services company, as President of the Drilling and Evaluation Division and prior to that as Chief Financial Officer, from March 2003 through April 2009. From April 2009 through November 2009, Mr. Gaut was a private investor. Prior to joining Halliburton Company in 2003, Mr. Gaut was the Co-Chief Operating Officer of Ensco International, a provider of offshore contract drilling services. He also served as Ensco’s Chief Financial Officer from 1988 until 2003. Mr. Gaut is currently a member of the board of directors of Ensco plc, the successor to Ensco International. The board is nominating Mr. Gaut because he is our chief executive officer and, in addition, has experience in other executive leadership roles of energy companies, including as a senior operations and financial executive; expertise in the oil and gas business; knowledge of the demands and expectations of our customers; experience in building a successful oil service public company; and service as a board member of another public company.

David C. Baldwin

Mr. Baldwin was appointed as a director of Forum in May 2005. Mr. Baldwin is Co-President of LESA, and has been an officer of that company since 1991. Prior to joining LESA, Mr. Baldwin was a drilling and production engineer with Union Pacific Resources, an independent natural gas and oil exploration and production company. Mr. Baldwin serves as a director of Rockwater Energy Solutions, Inc., a private energy services company; Beckman Production Services, Inc., a private energy services company; Oil Patch, Inc., a private energy services company; and served as a director of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services. The board of directors is nominating Mr. Baldwin because of his extensive experience in identifying strategic growth trends in the energy industry and evaluating potential transactions. Further, his service as a Managing Director of the general partner of our largest stockholder provides a valuable perspective into its insights and interests.

Franklin Myers

Mr. Myers was appointed as a director of Forum in September 2010 and the Lead Independent Director of the board of directors in December 2011. Mr. Myers serves as Senior Advisor to Quantum Energy Partners, a Houston-based private equity firm. Previously, Mr. Myers served as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from April 2008 through March 2009, prior to which, from 2003 through March 2008, he served as the Senior Vice President and Chief Financial Officer. From 1995 to 2003, he served as Senior Vice President and President of a division within Cooper Cameron Corporation, as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and as attorney and partner at the law firm of Fulbright & Jaworski (now known as Norton Rose Fulbright). Mr. Myers currently serves on the board of directors of ION Geophysical Corporation, a technology-focused seismic solutions company, Comfort Systems USA, Inc., a national heating, ventilation and cooling company, and HollyFrontier Corporation, a refining and marketing company. Mr. Myers also served as an operating adviser for Paine Partners, a private equity fund, from 2009 through December 2012. The board of directors is nominating

Mr. Myers because his extensive experience as both a financial and legal executive makes him uniquely qualified as a valuable member of our board of directors. Mr. Myers has been responsible for numerous successful finance and acquisition transactions throughout his career, and his expertise gained through those experiences has proven to be a significant resource for our board of directors. In addition, the board of directors in nominating Mr. Myers because his service on boards of directors of other NYSE-listed companies enables him to observe and advise on favorable governance practices pursued by other public companies.

Class II and Class III Board Members

Evelyn M. Angelle

Ms. Angelle was appointed as a director of Forum in February 2011 and currently serves as the Chairperson of the Audit Committee. From January 2014 through January 2015, Ms. Angelle served as Senior Vice President—Supply Chain for Halliburton, responsible for global procurement, materials, logistics and manufacturing. From January 2011 until December 2013, Ms. Angelle was Senior Vice President and Chief Accounting Officer for Halliburton, responsible for financial reporting, planning, budgeting, financial analysis and accounting services. From January 2008 until January 2011, Ms. Angelle was Vice President, Corporate Controller and Principal Accounting Officer for Halliburton. From December 2007 until January 2008, Ms. Angelle was Vice President of Operations Finance for Halliburton, leading finance employees located around the world. From April 2005 until November 2007, she also served as Vice President of Investor Relations, overseeing Halliburton’s communications and relationships with investors and analysts. Prior to that, she was responsible for internal and external reporting of consolidated financial statements, technical accounting research and consultation, and income tax accounting. Since January 2015, Ms. Angelle has been a private investor and philanthropist. Before joining Halliburton, Ms. Angelle worked for 15 years in the audit department of Ernst & Young LLP, where she specialized in serving large, multinational public companies and provided technical accounting and consultation to clients and other professionals. She is a certified public accountant in Texas and a certified management accountant. Ms. Angelle serves on the board of directors and on the executive committees of Junior Achievement of Southeast Texas and Junior Achievement USA. As a result of her professional experience, Ms. Angelle possesses particular knowledge in accounting, internal controls and public company disclosure compliance. In addition, she brings added judgment about supply chain, investor relations and the financial management of a large organization.

John A. Carrig

Mr. Carrig was appointed as a director of Forum in July 2011. He retired from ConocoPhillips on March 1, 2011, having most recently served as President and Chief Operating Officer since 2008, where he was responsible for global Exploration and Production, Refining and Marketing, Commercial, Project Development and Procurement and the Health, Safety and Environment functions. Mr. Carrig served as Executive Vice President, Finance, and Chief Financial Officer from 2002 to 2008. Prior to the merger with Conoco Inc. in 2002, Mr. Carrig was with Phillips Petroleum Company, where he was named Senior Vice President and Chief Financial Officer in 2001. In 2000, he joined Phillips’ management committee as Senior Vice President and Treasurer. From 1996 to 2000, he was Vice President and Treasurer. Mr. Carrig served as Treasurer in 1995 and Assistant Treasurer in 1994. He joined Phillips in 1978 as a tax attorney. He has been a private investor and engaged in charitable endeavors since his retirement from ConocoPhillips. Mr. Carrig serves on the board of directors of Skanska AB, a construction and development company; TRC Companies Inc., an engineering, consulting, and construction management company; and WPX Energy, Inc., an oil, natural gas and natural gas liquids producer. The board of directors selected Mr. Carrig due to the length and breadth of his experience in the oil and gas industry, the perspective he brings as a result of his long service as an executive of a major public company with global reach, and his strategic, financial and management acumen. In addition, Mr. Carrig brings valuable insight as a result of his long history as a customer for oilfield equipment and services.

Michael McShane

Mr. McShane was appointed as a director of Forum in September 2010 and currently serves as the Chairperson of the Nominating, Governance and Compensation Committee. Mr. McShane also currently serves as an Operating Partner to Advent International, an international private equity fund. Mr. McShane has been a director of Spectra Energy Corp., a provider of natural gas infrastructure, since April 2008; Complete Production Services, Inc., a provider of specialized oil and gas completion and production services, from March 2007 until February 2012; Superior Energy Services, Inc., a provider of specialized oilfield services and equipment, since the completion of Superior Energy’s acquisition of Complete Production Services in February 2012; and Oasis Petroleum Inc., an exploration and production company, since May 2010. Previously, Mr. McShane served as a director, and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until April 2008, having also served as Chairman of the Board from May 2003 through April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President—Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002, and Vice President—Finance from 1987 to 1990 while BJ Services Company was a division of Baker Hughes Incorporated. Mr. McShane joined BJ Services Company in 1987 from Reed Tool Company, where he was employed for seven years in various financial management positions. The board of directors selected Mr. McShane because of his expansive knowledge of the oil and gas industry, as well as relationships with chief executives and other senior management at oil and natural gas companies and oilfield service companies throughout the world. He brings to the board of directors his experience as a senior leader and chief financial officer within the oilfield service industry, as well as his leadership as chairman and chief executive officer of a leading North American drill bit technology and drill pipe manufacturer. Mr. McShane also provides the board of directors with a producer perspective that is valuable in strategic discussions.

Terence M. O’Toole

Mr. O’Toole was appointed as a director of Forum and a member of the Nominating, Governance & Compensation Committee in April 2012. Mr. O’Toole is the Co-Managing Partner of Tinicum Incorporated, the management company of each of Tinicum L.P., Tinicum Capital Partners II, L.P., and Tinicum Capital Partners II Add-On, L.P. (and each of their affiliated partnerships), together all such partnerships referred to herein as the “Tinicum Partnerships”. Prior to joining the Tinicum Partnerships in January 2006, Mr. O’Toole spent twenty-one years at Goldman, Sachs & Co., where he was a partner, a member of the investment committee and the partnership committee, and the chief operating officer of the principal investment area. Mr. O’Toole is currently a member of the board of directors of various privately held companies in which Tinicum has an investment, including Specialty Waste Partners, Inc., a waste removal company; Skyway Towers Holdings II LLC, a developer, owner and operator of wireless communications towers in the United States; F&W Media, Inc., a content and e-commerce company to enthusiast communities; Pontos Aqua Holdings, LLC, an aquaculture company; and Ashby Street Outdoor Holdings, LLC, an owner and operator of outdoor advertising structures. His experience in evaluating and completing numerous acquisitions, and his extensive knowledge of financial markets, make him well qualified to serve on our board of directors. In addition, Mr. O’Toole’s experience serving on the boards of directors of other companies provides him with exposure to a variety of governance practices and has proven valuable in board deliberations.

Louis A. Raspino

Mr. Raspino was elected as a director of Forum in January 2012. He currently serves as Chairman of Clarion Offshore Partners LLC, a position he has held since February 2016. Mr. Raspino was named President, Chief Executive Officer and a director of Pride International, Inc., a contract drilling company, in June 2005 and served in that capacity until its acquisition by Ensco plc in May 2011. Mr. Raspino was a private investor and consultant from June 2011 to January 2016. He joined Pride International in December 2003 as Executive Vice President and Chief Financial Officer. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc. From February 1999 until March 2001, he held various senior financial positions, including Vice President of Finance for Halliburton Company. From October 1997 until July 1998, he was a Senior Vice President at Burlington Resources, Inc. From 1978, until its merger with Burlington Resources, Inc. in 1997, he held a variety of positions of increasing responsibility at Louisiana Land and Exploration Company, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino’s significant experience as an executive officer of other energy companies, service as a member of other boards of directors, and his operational, strategic and financial expertise in the oil and gas business make him well qualified to serve on our board of directors.

John Schmitz

Mr. Schmitz was appointed as a director of Forum in September 2010. Mr. Schmitz currently serves as the Chairman and Chief Executive Officer of Select Energy Services, LLC, an oil and gas services company, a position he has held since January 2007. In addition to his Board service at Forum and Select Energy, Mr. Schmitz serves on the Boards of Silver Creek Oil & Gas, LLC (the surviving entity of the merger of Alta Natural Resources, LLC and HEP Oil Company, Ltd.), Nine Energy Service, Inc., CP Energy Holdings, LLC, and Synergy Energy Holdings, LLC, among others. Prior to his current involvement at Select Energy Services, LLC, Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, Inc., a provider of specialized services and products focused on helping oil and gas companies develop hydrocarbon reserves, reduce costs and enhance production. Mr. Schmitz is also the President of Sunray Capital GP, LLC, a Texas limited liability company, the general partner of Sunray Capital, LP, and President of Schmitz & Schmitz Properties, Inc., a Texas limited partnership, the general partner of B-29 Investments, LP. Mr. Schmitz’ keen insight into emerging trends in North American shale plays and the types of equipment needed to service producers’ requirements make him well qualified to serve on our board of directors. He also has knowledge of other manufacturers’ capabilities and their reputations for quality and deliverability, providing a valuable perspective on our evaluation of potential acquisitions.

Andrew L. Waite

Mr. Waite was appointed as a director in August 2010. Mr. Waite is Co-President of LESA and has been an officer of that company since 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with the Royal Dutch/Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of Atlantic Navigation Holdings, an operator of offshore vessels. He has also served on the board of directors of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services, from 2005 to 2009; Hornbeck Offshore Services, Inc., a provider of marine services to exploration and production, oilfield service, offshore construction and military customers, from 2000 to 2006; and Oil States International, Inc., a leading manufacturer of equipment for deepwater production facilities and subsea pipelines and a leading service provider to the oil and gas industry, from 1995 to 2006. Mr. Waite’s extensive experience in identifying strategic growth trends in the energy industry and evaluating potential transactions makes him well qualified to serve on our board of directors. Further, his service as Co-President of LESA provides a valuable perspective into its insights and interests.

SECURITY OWNERSHIP

The following table sets forth information as of March 21, 2016 with respect to the beneficial ownership of our common stock by (1) each of our stockholders who is known by us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below and (3) all of our current executive officers and directors as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class
Stockholders owning 5% or more:

SCF-V, L.P. and Related Entities 600 Travis Street, Suite 6600 Houston, TX 77002 (2).	24,257,800	26.6

Directors and Nominees:

C. Christopher Gaut (3)	3,637,951	3.9

Evelyn M. Angelle	82,755	*

David C. Baldwin (2)(4)	24,292,221	26.6

John A. Carrig (5)	76,883	*

Michael McShane	95,412	*

Franklin Myers	99,628	*

Terence M. O’Toole (6)	2,987,774	3.3

Louis A. Raspino	91,148	*

John Schmitz (7)	2,183,822	2.4

Andrew L. Waite (2)(8)	24,278,908	26.6

Other Named Executive Officers:

Prady Iyyanki	122,589	*

James W. Harris	623,453	*

James L. McCulloch	525,751	*

Pablo Mercado	129,239	*

All current executive officers and directors as a group (14 persons)	35,062,816	38.4

* Less than 1% of issued and outstanding shares of common stock.

(1)

The number of shares beneficially owned by the directors, director nominees and executive officers listed in the table includes shares that may be acquired within 60 days of March 21, 2016 by exercise of stock options or vesting of restricted stock units is as follows: Mr. Gaut — 2,401,099; Ms. Angelle — 12,617; Mr. Carrig — 6,549; Mr. McShane — 28,786; Mr. Myers – 1,628; Mr. Raspino — 4,634; Mr. Schmitz — 1,628; Mr. Iyyanki — 38,793; Mr. Harris — 3448,512; Mr. McCulloch — 217,428; Mr. Mercado — 87,911 and all current executive officers and directors as a group — 3,206,575.

(2)

SCF-V, L.P. is the direct owner of 8,173,774 shares, SCF 2012A, L.P. is the direct owner of 2,293,605 shares, SCF-VI, L.P. is the direct owner of 4,780,622 shares, SCF 2012B, L.P. is the direct owner of 1,315,558 shares and SCF-VII, L.P. is the direct owner of 7,694,241 shares. L.E. Simmons is the sole member and Chairman of the board of directors of LESA, which is the ultimate general partner of SCF. L.E. Simmons may be deemed to beneficially own the common stock beneficially owned or deemed to be beneficially owned by SCF and may be deemed to have voting and investment control over the securities. Mr. Simmons disclaims beneficial ownership of such shares.

(3)

Includes 676,184 shares held in trust, half of which are held for the benefit of Mr. Gaut and half of which are held for the benefit of his spouse. Mr. Gaut is the trustee of the trust which is for his benefit, and his spouse is the trustee of the trust which is for her benefit. Mr. Gaut disclaims beneficial ownership of all shares held in trust for his spouse.

(4)

Mr. Baldwin is the direct owner of 34,421 shares of common stock that were issued to him in connection with his service on our board of directors. 13,313 of such shares are subject to a one year vesting period measured from the date of grant (2/19/2016). Mr. Baldwin serves as Co-President of LESA and, as such, may be deemed to have voting and investment power over the shares of common stock owned by the funds. Mr. Baldwin disclaims beneficial ownership of such shares.

(5)	Includes 18,000 shares held in trust for the benefit of Mr. Carrig’s children. Mr. Carrig serves as trustee of the trust and disclaims beneficial ownership of the shares held by the trust.

(6)

Includes 14,416 shares of common stock that were issued to Mr. O’Toole in connection with his service on our board of directors. In addition, Tinicum FET, LLC (“Tinicum FET”) directly owns 2,966,666 shares of common stock. The manager of Tinicum FET is Tinicum Lantern III L.L.C. (“Tinicum Lantern III”). Mr. O’Toole is a co-managing member of Tinicum Lantern III. As such, Mr. O’Toole may be deemed to have voting and investment power over Tinicum FET’s portfolio. Mr. O’Toole disclaims beneficial ownership of the shares held by Tinicum FET.

(7)

Mr. Schmitz is the direct owner of 50,847 shares of common stock that were issued to him in connection with his service on our board of directors. 13,313 of such shares are subject to a one year vesting period measured from the date of grant (2/19/2016). The remaining 2,131,347 shares of common stock are owned directly by B-29 Family Holdings, LLC, a Texas limited liability company (“B-29 Holdings”). Mr. Schmitz maintains a 90.69% membership interest in B-29 Holdings. As such, Mr. Schmitz may be deemed to have voting and investment power over the shares of common stock owned by B-29 Holdings. Mr. Schmitz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)

Mr. Waite serves as Co-President of LESA and, as such, may be deemed to have voting and investment power over the shares of common stock owned by the funds. Mr. Waite disclaims beneficial ownership of such shares.

DIRECTOR COMPENSATION

❖ No increases in director compensation in 2015 or 2016.

❖ Each director has retained all equity awards since joining the board.

❖ Perfect attendance at all board and committee meetings in 2015.

Generally

Our non-employee director compensation program consists of an annual cash retainer and a value-based equity grant for all non-employee directors. We believe the cash retainer and annual equity awards provide us with an essential and valuable tool to ensure that the board can recruit talented directors to serve on the board and ensure that such directors’ interests are aligned with our stockholders. The Committee periodically commissions Pearl Meyer & Partners (“Pearl Meyer”), its independent compensation consultant, to conduct a market-based director compensation study. In December 2014 and December 2015, the study prepared by Pearl Meyer indicated that total compensation for our directors was and continues to be positioned below the compensation peer group median. It was Pearl Meyer’s recommendation that the value-based equity grant be increased for each director to bring total compensation into alignment with the median. The Committee determined not to increase non-employee director compensation in light of market conditions.

Directors’ fees

All non-employee directors received an annual base cash retainer of $70,000. C. Christopher Gaut does not receive an annual retainer or any other form of compensation for his service on the board of directors. The Chairperson of the Audit Committee received an additional annual retainer of $20,000, and the other members of that committee received an additional annual retainer of $10,000, in each case prorated as applicable. The Chairperson of the Nominating, Governance & Compensation Committee received an additional annual retainer of $15,000, and the other members of that committee received an additional annual retainer of $7,500, in each case prorated as applicable. The Lead Independent Director received an additional retainer of $20,000. We have not paid board of directors meeting fees or committee meeting fees to our directors.

Director equity-based compensation

Each non-employee director receives equity-based compensation in the form of restricted stock or restricted stock units. The form of award to a director is at the election of that director. Awards of restricted stock and restricted stock units for 2015 are more fully described in the table below. For the 2015 annual award made in February 2015, the award totaled an amount equal to $125,000 (rounded up to the nearest whole share), calculated based on the stock price at the close of trading on the relevant grant date. The 2015 annual awards vested twelve months from the date of grant. A director may elect to defer settlement of restricted stock units, in which case such settlement will occur upon termination of service in a cash lump sum or in annual installments over a period no longer than 10 years.

The following table provides information on Forum’s compensation for non-employee directors in 2015:

Director Compensation for the year ended December 31, 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Evelyn M. Angelle	90,000	125,007	215,007
David C. Baldwin	70,000	125,007	195,007
John A. Carrig	77,500	125,007	202,507
Michael McShane	85,000	125,007	210,007
Franklin Myers	100,000	125,007	225,007
Terence M. O’Toole	77,500	125,007	202,507
John Schmitz	80,000	125,007	205,007
Louis A. Raspino	77,500	125,007	202,507
Andrew L. Waite	70,000	125,007	195,007

(1)

The amounts in the “Stock Awards” column represent the grant-date fair value in 2015 as determined in accordance with the FASB Accounting Standards Topic 718. On February 20, 2015, Ms. Angelle and Messrs. Carrig, O’Toole, Raspino and Waite received grants of restricted stock units and Messrs. Baldwin, McShane, Myers and Schmitz received grants of restricted stock, each at the grant date price of $18.68. For additional information, see Note 12 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2015.

As of December 31, 2015, the total number of shares of common stock subject to outstanding stock option awards, and restricted stock or restricted stock unit awards held by each director is as follows:

Name	Option Awards	Restricted Stock Units/Restricted Stock (1)
Evelyn M. Angelle	12,617	19,626
David C. Baldwin	—	6,692
John A. Carrig	6,549	19,626
Michael McShane	28,786	6,692
Franklin Myers	1,628	6,692
Terence M. O’Toole	—	6,692
John Schmitz	1,628	6,692
Louis A. Raspino	6,179	6,692
Andrew L. Waite	—	15,133

(1)

In 2015, Ms. Angelle and Messrs. Carrig, Waite held vested grants totaling 12,934, 12,934 and 8,441 restricted stock units, respectively. Ms. Angelle and Mr. Carrig elected to defer settlement of the restricted stock units until the earlier of 10 years from the date of grant or her or his separation from service as a director, respectively. Mr. Waite has elected to defer settlement of such restricted stock units until the date of his separation from service as a member of our board of directors.

Director deferred compensation

Non-employee directors are eligible to participate in our deferred compensation plan. The plan provides that a director may defer all or any portion of his or her cash retainer paid for services as a director. All deferred cash amounts are credited with earnings through the date paid based on one or more benchmark rates selected by the Committee with a minimum return rate equal to the prime rate as published in the Wall Street Journal plus one percentage point. Upon a “change of control” within the meaning of Internal Revenue Code Section 409A, all account balances will be fully vested. The definition of a change of control event is the same as the definition under the 2010 Plan.

CORPORATE GOVERNANCE

Board of Directors.  The board of directors is responsible for oversight of our business and affairs. To assist it in carrying out its duties, the board of directors has delegated certain authority to our Audit Committee and Nominating, Governance & Compensation Committee. The board of directors also delegated, and may in the future delegate, certain authority to other committees of the board of directors from time to time. During 2015, the board of directors held four meetings. Each current director attended at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which he or she served that were held during his or her term of service. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve, and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are encouraged to attend annual meetings of our stockholders. All of our directors attended the annual meeting of stockholders in 2015. The board of directors has established a culture that results in the arrival at decisions through meaningful and fulsome discussion, where all views are considered and readily challenged. The directors hold management to the highest standards and challenge them to ensure the maximization of shareholder value.

The chart below explains the purpose of each level of hierarchy in our board of director’s leadership structure. More detail with regard to the composition, meetings and activities of each of the committees can be found below under “—Board Committees”.

Code of Conduct.  Our board of directors has adopted a Code of Conduct, which describes the responsibility of our employees, officers, directors and agents to:

•	protect our assets and customer assets;

•	foster a safe and healthy work environment;

•	deal fairly with customers and other third parties;

•	conduct international business properly;

•	report misconduct; and

•	protect employees from retaliation.

Employees, officers and directors are required to certify annually that they have read, understand and will comply with the Code of Conduct. The Code of Conduct is available on our website at www.f-e-t.com under “Corporate Governance” in the “Investors” section.

Stock Ownership Requirements.  To further align the interests of the directors with the long-term interests of stockholders, our board of directors has adopted a Stock Ownership Requirements Policy that requires non-employee directors to own shares equal to five times the annual base cash retainer in effect as of January 1 of each year. Directors are expected to reach this level of target ownership within five years of joining our board of directors in an individual capacity (other than pursuant to an agreement with a stockholder of the Company) or February 21, 2018, whichever is later. Actual shares of stock, restricted stock, restricted stock units (including deferred stock units) and earned but unvested performance shares may be counted in satisfying the stock ownership guidelines. Each of our directors meets the requirements set forth in the policy. In addition, as described more fully in the Compensation Discussion & Analysis section under “Other practices, policies and guidelines,” our named executive officers are required to own specified amounts of our stock, set at a multiple of each such officer’s base annual salary. Each of our named executive officers satisfies the stock ownership requirements set forth in the policy. Given the very significant amount of shares required to be held, we believe the policy is effective in aligning the interests of our directors and executive officers with those of our stockholders without imposing a minimum holding period or other requirement after vesting.

Corporate Governance Guidelines.  The board of directors is committed to sound principles of corporate governance and has established Corporate Governance Guidelines that it believes are consistent with our values, and that assist the board in effectively exercising its responsibilities. The guidelines provide a framework for our company’s governance and the board’s activities, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to independent advisers and management, annual evaluations of the board and other corporate governance practices and principles. Our board periodically, and at least annually, reviews and revises, as appropriate, the guidelines to ensure they reflect the Board’s corporate governance objectives and commitments. The guidelines are available on our website at www.f-e-t.com under “Corporate Governance” in the “Investors” section.

❖ Our board includes nine independent directors.

❖ Two directors have been designated as audit committee financial experts.

Director Independence.  Our Corporate Governance Guidelines provide that a majority of the members of the board of directors and all of the members of the Audit Committee and the Nominating, Governance & Compensation Committee qualify as “independent directors” in accordance with the NYSE listing standards. In addition, it is the policy of the board of directors that all the members of the Audit Committee also satisfy the criteria for independence under applicable provisions of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) and applicable SEC rules. No director is considered independent unless the board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the board of directors must affirmatively determine that each independent director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The board of directors considers all relevant facts and circumstances in making independence determinations.

Our board of directors has determined that all nine of our current non-management directors (Ms. Angelle and Messrs. Baldwin, Carrig, McShane, Myers, O’Toole, Raspino, Schmitz and Waite) qualify as “independent directors” in accordance with the listing standards of the NYSE and that each member of the Audit Committee and the Nominating, Governance & Compensation Committee qualifies as “independent” under the Exchange Act and applicable SEC rules. Mr. Gaut does not qualify as independent given his position as our Chief Executive Officer.

In making its subjective determination that each such director is independent, the board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to our company and management. The board of directors considered the transactions in the context of the NYSE’s objective listing standards, our Corporate Governance Guidelines, the additional standards established for members of audit committees and the SEC and U.S. Internal Revenue Service standards for compensation committee members.

In connection with its determination as to the independence of Messrs. Baldwin and Waite, our board of directors considered the relationships between Forum and SCF and its affiliates, our largest stockholder. In addition, in connection with its determination as to the independence of Messrs. O’Toole and Schmitz, our board of directors considered the relationships between us and each of Tinicum and companies affiliated with Mr. Schmitz. For a description of the agreements and transactions between us and each of SCF and its affiliates, Tinicum and its affiliates, and Mr. Schmitz and his affiliates, please see “Conflicts of Interest and Related Person Transactions.” Our board of directors believes that these transactions and relationships do not adversely affect Messrs. Baldwin’s, O’Toole’s, Schmitz’s or Waite’s ability or willingness to act in the best interests of Forum and its stockholders or otherwise compromise each such director’s independence. None of our directors serves as a director, executive officer or employee of a non-profit organization to which we made payments or contributions in excess of $25,000 over the last three fiscal years.

Separation of Chairman and CEO Roles.  Our bylaws give the board of directors the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our board of directors has chosen to combine the roles of Chief Executive Officer and Chairman of the Board, both of which are held by Mr. Gaut. The board of directors believes that having Mr. Gaut fill both roles remains the best leadership structure for us at this time. During periods in which the offices of Chairman and Chief Executive

Officer are combined, our Corporate Governance Guidelines provide that there shall be a Lead Independent Director. Mr. Myers is our Lead Independent Director. As Lead Independent Director, he presides over the executive sessions of the independent and non-management directors.

Executive Sessions.  The non-management directors meet regularly in executive session without management participation after regularly scheduled board meetings. In addition, our Corporate Governance Guidelines provide that, if the group of non-management directors includes a director who is not independent under NYSE listing standards, the independent directors will meet in executive session at least once annually. Currently, the director who presides at these meetings is the Lead Independent Director. Our Corporate Governance Guidelines provide that, if the Lead Independent Director ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.

Board’s Role in Risk Oversight.  Our board of directors is actively involved in oversight of risks that could affect us. This oversight function is conducted primarily through committees of our board of directors, but the full board of directors retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of our system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. Our board of directors satisfies its oversight responsibility through full reports from the Audit Committee chairperson regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. Management has implemented an enterprise risk management process which is reviewed on a periodic basis by the Audit Committee to ensure consistency of risk considerations in making business decisions. In addition, we have internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department. The Nominating, Governance & Compensation Committee also oversees risks related to our compensation programs, management retention and development, the composition and leadership structure of the board of directors, and corporate governance risks. Regular assessments of risk are a priority for us.

Accounting and Auditing Concerns.  The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Communication with the Board.  Stockholders and other interested parties may make their concerns known confidentially to the board of directors or the non-management directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named non-management director or the “Non-Management Directors” as a group, in care of the Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified non-management director or the non-management directors as a group.

Organization of the Committees of the Board of Directors

Nominating, Governance & Compensation Committee.  The Nominating, Governance & Compensation Committee currently consists of Michael McShane (Chairperson), John A. Carrig, Terence M. O’Toole and Louis A. Raspino. Each of the committee members is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act and an “outside director” as defined in section 162(m) of the Internal Revenue Code of 1986. The purposes of the Nominating, Governance & Compensation Committee are, among others, to:

•	Advise the board of directors and make recommendations regarding appropriate corporate governance practices, and assist the board of directors in implementing those practices;

•	Assist the board of directors by identifying individuals qualified to become members of the board of directors, and recommending director nominees to the board of directors;

•	Advise the board of directors about the appropriate composition of the board of directors and its committees;

•	Review, evaluate and approve our agreements, plans, policies and programs to compensate our corporate officers and directors;

•

Review and discuss with our management the compensation discussion and analysis included in this proxy statement and to determine whether to recommend to the board of directors that compensation discussion and analysis be included in this proxy statement, in accordance with applicable rules and regulations; and

•	Perform such other functions as the board of directors may assign to the committee from time to time.

The committee held four meetings during 2015. The board of directors has adopted a written charter for the Nominating, Governance & Compensation Committee, which is available on our website at www.f-e-t.com as described above.

Although the board of directors does not have a formal diversity policy, the Nominating, Governance & Compensation Committee, when assessing the qualifications of prospective nominees to the board of directors, considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. This process has resulted in a board of directors that is comprised of highly qualified directors that reflect diversity as we define it.

Each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders, are also factors. The board of directors does not select director nominees on the basis of race, color, gender, national origin, citizenship, marital status or religious affiliation.

The Nominating, Governance & Compensation Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chairperson, Nominating, Governance & Compensation Committee, in care of the Secretary, Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024. The recommendation should contain the following information:

•	The name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	The principal occupation or employment of the nominee;

•	The number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	Any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

Audit Committee.  The Audit Committee currently consists of Ms. Evelyn M. Angelle (Chairperson) and Messrs. Franklin Myers and John Schmitz. The board of directors has determined that Ms. Angelle and Mr. Myers each is an “audit committee financial expert” as defined by applicable SEC rules. The committee’s purposes are to assist the board of directors with overseeing:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The qualifications, independence and performance of our independent auditors; and

•	The effectiveness and performance of our internal audit function.

The committee held eight meetings during 2015. The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.f-e-t.com as described above.

Compensation Committee Interlocks and Insider Participation.  During the fiscal year ended December 31, 2015, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Nominating, Governance & Compensation Committee, (2) a director of another entity, one of whose executive officers served on our Nominating, Governance & Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. In addition, none of the members of our Nominating, Governance & Compensation Committee (1) was an officer or employee of Forum during 2015, (2) was formerly an officer of the Company, or (3) had any relationship requiring disclosure under any paragraph of Item  404 of Regulation S-K.

CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS

Procedures for approval of related person transactions

A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our common stock and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our board of directors has adopted a written related person transactions policy, pursuant to which the Audit Committee reviews all material facts of all related party transactions and either approves or disapproves entry into the transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Audit Committee takes into account, among other factors, the following: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the transaction is material to us.

SCF Registration Rights Agreement

Demand Registration Rights.  Under the Registration Rights Agreement dated August 2, 2010 we entered into with SCF (the “Registration Rights Agreement”), SCF currently has the right to demand on four occasions that we register with the SEC all or any portion of SCF’s Registrable Securities (as such term is defined in the Registration Rights Agreement) so long as the Registrable Securities proposed to be sold on an individual registration statement have an aggregate gross offering price of at least $20 million (or at least $10 million if we are then eligible to register such sale on a Form S-3 registration statement (or any comparable or successor form) (a “Demand Registration”). Holders of SCF’s Registrable Securities may not require us to effect more than one Demand Registration in any six-month period. Any demand request by SCF with a reasonably anticipated aggregate offering price of $100 million may be for a “shelf” registration statement pursuant to Rule 415 under the U.S. Securities Act of 1933 (the “Securities Act”); provided that any such “shelf” registration statement demand request will count as two demand requests.

Piggyback Registration Rights.  If we propose to file a registration statement under the Securities Act, relating to an offering of our common stock (other than a registration statement filed relating to securities offered in connection with benefit plans or acquisitions or any registration statement filed in connection with an exchange offer or offering solely to our stockholders), holders of Registrable Securities can request that we include in such registration, and any related underwriting, all or a portion of their Registrable Securities.

Holdback Agreements.  Each holder of Registrable Securities is subject to certain lock-up provisions that restrict transfer during the period beginning 14 days prior to, and continuing for a period not to exceed 90 days for any underwritten public offering of our equity securities, except as part of such registration (subject to an extension of such lock-up period in certain circumstances).

Registration Procedures and Expenses.  The Registration Rights Agreement contains customary procedures relating to underwritten offerings and the filing of registration statements. We have agreed to pay all registration expenses incurred in connection with any registration. All underwriting discounts and selling commissions and stock transfer taxes applicable to securities registered by holders and fees of counsel to any such holder (other than as described above) will be payable by holders of Registrable Securities.

Indemnification and Contribution.  The Registration Rights Agreement also contains customary indemnification and contribution provisions by us for the benefit of holders participating in any registration. Each holder participating in any registration agrees to indemnify us in respect of information provided by such holder to us for use in connection with such registration; provided that such indemnification will be limited to the net proceeds actually received by such indemnifying holder from the sale of Registrable Securities.

Tinicum Registration Rights Agreement

Concurrently with our initial public offering, we issued 2,666,666 shares of our common stock at the public offering price less the underwriting discount in a private placement to Tinicum. In connection with the private placement, Tinicum obtained piggyback registration rights on the same terms described above with respect to SCF.

Transactions with our significant stockholders, directors and officers

During 2015, a subsidiary of Forum sold certain products and equipment to IPS Canada and Nine Energy Service, Inc., and Forum recognized revenue in an amount totaling approximately $0.5 million and $7.3 million, respectively. Each of these companies are portfolio companies of SCF, and Messrs. David C. Baldwin and Andrew L. Waite are Co-President of LESA, the ultimate general partner of SCF. In addition, a subsidiary of Forum sold or rented certain products and equipment to Nautronix and Forum recognized revenue in an amount totaling approximately $0.3 million. Nautronix was a portfolio company of SCF until September 5, 2015. These sales and rentals were made based on arms-length terms between the parties and represent less than 1% of the consolidated gross revenues for 2015 for Forum, and less than approximately 3% and 3% of the consolidated gross revenues for 2015 for IPS Canada and Nine Energy Service, and approximately 1% of the consolidated gross revenues of Nautronix for the nine months ended September 30, 2015.

Also during 2015, a subsidiary of Forum purchased products from and sold equipment to Bell Supply in an amount totaling in the aggregate approximately $2.1 million. Mr. Schmitz is the Chairman of the board of managers of Synergy Energy Holdings, LLC, Bell Supply’s parent. These purchases were made on arms-length terms between the parties and represent less than 1% and 2% of the consolidated gross revenues for 2015 for Forum and Bell Supply, respectively. We also had sales of equipment for an aggregate amount of $1.4 million during 2015 to Silver Creek Oil and Gas. Silver Creek Oil & Gas is an affiliate of B-29 Investments, L.P. Mr. Schmitz is the Chairman and Chief Executive Officer of the ultimate parent of B-29 Investments, LP. These sales were made on arms-length terms between the parties and represent less than 1% and 2% of the consolidated gross revenues for 2015 for Forum and Silver Creek Oil  & Gas, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2015 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis except for one late Form 4 filing by Prady Iyyanki, Executive Vice President and Chief Operating Officer, with respect to the payment of a tax liability associated with the vesting of a restricted stock award by delivering to us 3,186 shares.

PROPOSAL 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

❖ 99.3% and 98.8% approval rating for Forum’s Say-on-Pay vote in 2014 and 2015.

❖ 86% of our Chief Executive Officer’s target compensation is at risk.

❖ CEO and executives reporting to him voluntarily declined 2015 bonuses and temporarily reduced salaries by ten percent.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This item, commonly referred to as a “say-on-pay” vote, provides you, as a stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under our program, our named executive officers are rewarded for strong corporate performance, the achievement of specific annual goals and the realization of increased stockholder value. Please read “Compensation Discussion and Analysis” and “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

The Nominating, Governance & Compensation Committee continually reviews the compensation program for our named executive officers to ensure the program achieves the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives:

•	Motivate our executives to achieve key operating, safety and financial performance goals that enhance long-term stockholder value;

•	Reward outstanding performance in achieving these goals without subjecting us to excessive or unnecessary risk; and

•

Establish and maintain a competitive executive compensation program that enables us to attract, motivate and retain experienced and highly capable executives who will contribute to our long-term success.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement and ask that our stockholders approve the following non-binding resolution at the annual meeting:

“RESOLVED, that the stockholders of Forum Energy Technologies, Inc. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other narrative discussion in the proxy statement for the 2016 Annual Meeting of Stockholders of the Company.”

As an advisory resolution, our stockholders’ vote on this proposal is not binding on the board of directors or us. The board of directors could, if it concluded it was in our best interests to do so, choose not to follow or address the outcome of the advisory resolution. Decisions regarding the compensation and benefits of our named executive officers remain with our board of directors and the Nominating, Governance & Compensation Committee. We expect, however, that our Nominating, Governance & Compensation Committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.

Vote Required and Board Recommendation

Approval of the proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote. Your board of directors recommends a vote “FOR” the approval of the advisory resolution on executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis, or CD&A, provides information about our compensation objectives and policies for the executives who served as our principal executive officer, our principal financial officer and each of the next three most highly compensated executive officers who were serving as executive officers on December 31, 2015, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components.

Throughout this discussion, the following individuals are referred to as the “Named Executive Officers” or “NEOs” and are included in the Summary Compensation Table:

•	C. Christopher Gaut—President, Chief Executive Officer and Chairman of the Board
•	James W. Harris—Executive Vice President and Chief Financial Officer
•	Prady Iyyanki—Executive Vice President and Chief Operating Officer
•	James L. McCulloch—Senior Vice President, General Counsel and Secretary
•	Pablo Mercado—Vice President, Operations Finance

Executive Summary

We have adopted an executive compensation program that is designed to attract and retain talented executive officers, and align their interests with those of our stockholders over the long-term, taking into account the volatile markets in which we do business. In addition to holding management accountable for accomplishing financial results, we insist on the highest standards of ethical conduct and operational safety, which we believe will position us for long-term success.

Business Highlights

Faced with one of the most dramatic downturns in energy prices in decades, in 2015 we accomplished the following under the direction of management:

•	Generated strong free cash flow from operating activities of $155.9 million and strong free cash flow after capital expenditures, but before acquisitions, of $125.4 million;
•	Paid off all revolving debt under the Company’s credit facility;
•	Managed the Company’s cost structure in line with the reduction in activity levels; and
•	Achieved our safety goals and improved our safety performance on a year over year basis.

Free cash flow, a non-GAAP financial measure, is defined as net income, increased by non-cash charges included in net income (e.g., depreciation and amortization and deferred income taxes), increased or decreased by changes in net working capital, less capital expenditures for property and equipment net of proceeds from sale of property and equipment and other, plus the payment of contingent consideration included in operating activities. Management believes free cash flow is an important measure because it encompasses both profitability and capital management in evaluating results.

A reconciliation of free cash flow, before acquisitions, to cash flow from operating activities is as follows (in millions):

Year ended December 31, 2015
Cash flow from operating activities	$155.9
Capital expenditures for property and equipment	(32.3)
Proceeds from sale of property and equipment and other	1.8

Free cash flow, before acquisitions	$125.4

Compensation Highlights

With respect to our 2015 compensation programs, several key actions impacting our NEOs were taken, including the following:

•

Froze our NEO’s 2015 base salaries at levels established in February 2014. In 2016, we reduced the base salaries of Mr. Gaut and the NEOs reporting directly to him by ten percent to take into account the continued decline in oil prices in 2015;

•	Declined cash incentive award payments equaling in the aggregate approximately $0.5 million that were earned by Mr. Gaut and the NEOs reporting directly to him;
•	Suspended Company matching under the deferred compensation plan and 401(k) Plan;
•	Established challenging 2015 non-equity incentive plan performance objectives; and
•	Maintained 2016 director compensation at 2014 levels.

Advisory Vote on Executive Compensation and Shareholder Outreach

At our 2015 annual meeting of stockholders, we received 79,152,891 votes in favor of our executive compensation program, 976,390 votes in opposition, and 23,468 abstentions, for total support of 98.8%. Our Nominating, Governance and Compensation Committee (the “Committee”) believes this affirms stockholders’ continued support of the Company’s approach to executive compensation.

The Committee values stockholders’ input on the design of our executive compensation program. The Committee also believes that our programs are structured to deliver pay that is commensurate with performance. Plan and performance-based equity awards can generate a range of payouts based on the attainment of established goals, thus holding management accountable for producing profitable growth and creating value for our stockholders.

Based upon the strong level of stockholder support for our programs expressed through our 2015 vote, and the views of our Committee on our current approach to executive compensation, we did not make any significant structural or philosophical changes to our programs this year. Our Chief Executive Officer and the Named Executive Officers reporting directly to the Chief Executive Officer did, however, volunteer to temporarily reduce salaries, decline their 2015 non-equity incentive bonuses, and suspend 401(k) and deferred compensation matching.

Compensation Highlights

❖ Temporarily reduced salaries.

❖ Voluntarily declined 2015 bonuses.

❖ Suspended 401(k) and deferred compensation match.

❖ Included double trigger vesting in 2016 equity awards.

Compensation and Governance Highlights

Our pay practices emphasize good compensation, governance and market practice. In order to support our compensation and governance philosophy, we adopted the following practices:

What We Do:	What We Don’t Do:

+      Performance-Based Compensation. A significant portion of the compensation of our Named Executive Officers is based on our performance. For 2015, approximately 86% of our Chief Executive Officer’s target compensation was subject to achievement of specific variable performance criteria. Variable elements of pay included our annual bonus program, stock options and performance based share awards.

—    Anti-Hedging/Pledging. Our Insider Trading Policy specifically prohibits directors, officers and employees, including our NEOs, from entering into hedging type transactions in our stock or pledging our stock. We confirm annually that our executive officers and directors do not hold shares subject to a pledging arrangement and they are not a party to contracts designed to hedge or offset a decrease in the value of the Company’s shares.

+      Challenging Stock Ownership Requirements. Our board of directors has adopted a Stock Ownership Requirements Policy. The policy’s requirements are designed to align the interests of our NEOs with those of our stockholders by ensuring that our NEOs have a meaningful financial stake in the Company. As of January 1, 2016, all of our NEOs were in compliance with the requirements set forth in the policy. The CEO must hold equity with a value greater than or equal to 6x his base salary.

— No Excise Tax Gross-Ups for Existing or Future Employment Agreements. As a matter of Company policy, excise tax gross-ups are not included in employment agreements.

+      Clawbacks. Recoupment provisions are included in the non-equity incentive awards to our NEOs and executive officers of the Company, which provide that such NEO incentive compensation is subject to clawback as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, or any other SEC guidelines. In addition, recoupment features are included in our proposed 2016 Stock and Incentive Plan.

—    No Guaranteed Bonuses. Consistent with our philosophy of placing the majority of executive compensation “at risk”, non-equity incentives are awarded only after achievement of pre-determined financial, operational or individual objectives.

+      Risk Assessment. On an annual basis, we conduct a comprehensive risk assessment of our compensation programs. We believe that our compensation programs are structured in a manner to motivate strong performance without encouraging excessive and unnecessary risk-taking. The details of this risk assessment can be found in the section of this proxy statement titled “—Other Practices, Policies and Guidelines – Risk Assessment.”

— No Excessive Perquisites. We do not provide any perquisites to our NEOs that are not also offered to all employees of the Company.

+      Independent Compensation Consultant. The Committee engages an independent advisor on topics related to board of director and executive compensation, and annually requires formal certification from the advisor of its independence.

Key Components of our Compensation Philosophy

Our overall compensation philosophy is to provide competitive pay to our executives that rewards strong corporate performance over the longer-term, in alignment with stockholder interests. Our philosophy with respect to cash compensation is that target total cash should be at or near the market median. Base salaries will typically be set below the market median while our annual incentive award targets are designed to be above the market median. The result of this design is to provide our executives the opportunity to earn cash compensation at or near the market median in a year in which our performance has met our target goals. We believe that this philosophy provides a strong incentive for our executives to achieve our annual corporate goals. The chart below illustrates the pay-for-performance philosophy by comparing the CEO’s total direct compensation in 2015 to 2014 relative to stock performance.

In granting our annual equity awards, we consider the competitive market level for awards, as well as individual and corporate performance, when determining the appropriate amount of equity to grant to each NEO. We believe that long-term, variable compensation should account for a significant portion of total compensation. Our objective is to continue to be a high growth, high performing oilfield products company and we therefore link a significant portion of our executives’ compensation to the long-term interests of our stockholders through the issuance of performance-based shares using total stockholder return, or “TSR”, as our measure, stock options, and restricted stock units or restricted stock. We anticipate that the capital accumulation opportunities resulting from our long-term grants will be at or above the market median and will represent a significant portion of total compensation to each NEO.

The charts below illustrate our emphasis on incentivizing our executives through long-term, variable compensation awards. Overall, the pay mix for our Chief Executive Officer is very well aligned with the market, with approximately 86% of the Chief Executive Officer’s target compensation taking the form of variable compensation.

Overall, our compensation program is designed to pay our executives near the market median in a target performance year and reward them with higher than median total compensation in years of superior performance relative to both our internal performance metrics and our direct competitors. This compensation philosophy is intended to allow us to attract and retain executives who will be committed to our strategic corporate plan.

Elements of Our Executive Compensation Program

Material elements of total direct compensation for 2015 for NEOs are listed below, together with the objectives that we believe each element supports.

Elements	Objectives

Base Salary A fixed annual cash salary paid to the executive	Provide a competitive fixed payment to the executive for their service, experience and skills - set at a reasonable level that allows us to attract and retain top talent

Annual Cash Incentive Opportunity

The ability to earn a cash bonus, payable following the end of the year, based upon our achievement of established operating income, working capital efficiency, safety performance and personal objectives set for the year

Align the compensation of executives with our annual financial and non-financial performance and achievement of operating income, working capital efficiency, safety and personal performance objectives
Reward the executive for achievement of performance objectives for the year
The Chief Executive Officer and the Named Executive Officers reporting directly to him voluntarily declined their 2015 cash incentive bonus

Equity Grants (composed of three elements)
Performance Shares vesting in the form of common stock based upon the achievement of relative TSR targets over a one, two, and three year performance period	Align the compensation of executives with our financial performance by linking the award directly to our stock price performance over the long-term relative to our peers

Stock Options vesting equally over four-years and granted with an exercise price equal to the fair market value of the common stock on the grant date

Provide strong retention value over the long-term focusing on sustained delivery of favorable financial performance, which in turn should similarly impact stock price appreciation; Strong alignment with shareholder interests

Restricted Stock Units vesting equally over four-years	Reward for retention and increases in stock price over the long-term

Other elements of executive compensation, which are designed to be market-competitive and are necessary to attract and retain key talent, include:

•	Retirement benefits, comprising deferred compensation and participation in our 401(k) Plan, and as more fully described on pages 42 to 43 and 45, and

•	Severance benefits, which are detailed on pages 52 to 55.

Compensation Methodology and Process

The process established for determining executive compensation for each of the NEOs includes open discussions among the Committee, the Committee’s compensation consultant, the CEO and the board of directors.

Role of Management in Setting Compensation

Our CEO is consulted in the Committee’s determination of compensation matters related to the executive officers reporting directly to the CEO. Each year, the CEO makes recommendations to the Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO considers such components as experience level, individual performance, overall contribution to company performance and market data for similar positions. The Committee takes the CEO’s recommendations under advisement, but the Committee makes all final decisions regarding such individual compensation. Our CEO’s compensation is reviewed and discussed by the Committee, which then makes recommendations regarding his compensation to the independent members of our board of directors, led by the Lead Independent Director. Our board of directors ultimately makes decisions regarding the CEO’s compensation.

Our CEO attends Committee meetings as necessary. He is excused from any meeting when the Committee deems it advisable to meet in executive session or when the Committee meets to discuss items that would impact the CEO’s compensation. The Committee may also consult other employees, including the remaining Named Executive Officers, when making compensation decisions, but the Committee is under no obligation to involve the Named Executive Officers in its decision-making process.

Role of the Compensation Committee in Setting Compensation

The Committee is, under its charter, responsible for designing, implementing and administering our executive compensation programs and, in doing so, the Committee is guided by the compensation philosophy stated above. In 2015, the Committee was composed of Messrs. McShane (Chairperson), Carrig, O’Toole and Raspino.

On an annual basis the Committee reviews and approves total compensation for our executive officers, and recommends CEO compensation to the independent members of our board of directors, through a process including:

•	Selecting and engaging an external, independent consultant;
•	Meeting separately from management with its independent consultant;
•	Reviewing and selecting companies to be included in our peer group;
•	Reviewing plans and related compensation programs for the presence of any risk elements;
•	Reviewing market data on all major elements of executive compensation; and
•	Reviewing performance results against operating plans and incentive plan targets.

A complete listing of our Committee’s responsibilities is included in the Committee’s charter, which is available for review on our corporate website at www.f-e-t.com.

Role of the Compensation Consultant in Setting Compensation

The Committee has engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent executive compensation consultant. Pearl Meyer operates exclusively as a compensation consultant and has more than twenty years of experience as an organization. Many of its senior consultants have experience of longer than thirty years. It serves a large number of companies and compensation committees in the energy industry, and as a result it maintains an extensive compensation database that it uses to supplement information obtained from publicly available sources. Certain of the Committee members have worked with representatives of Pearl Meyer in the past and value the firm’s collective knowledge and capabilities, and its ability to develop compensation programs that incentivize executives and align performance with company strategies and stockholders’ interests. The Committee selected Pearl Meyer on the basis of its reputation, capabilities and experience.

Pearl Meyer’s current role is to advise the Committee on matters relating to executive compensation to help guide, develop and implement our executive compensation programs. Pearl Meyer reports directly to the Committee. Pearl Meyer may perform work for Forum outside of the scope of its engagement by the Committee, but the Committee reviews and approves all such assignments to ensure that the independence of its compensation consultant is not compromised. The Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Committee most recently conducted a review of its relationship with Pearl Meyer in 2015 and determined that Pearl Meyer’s work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, and by the SEC and the NYSE. In making this determination, the Committee noted that during 2015:

•

Pearl Meyer did not provide any services to the Company or management other than services requested by or with the approval of the Committee, and its services were limited to executive and director compensation consulting;

•	The Committee meets regularly in executive session with Pearl Meyer outside the presence of management;
•	Pearl Meyer maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;
•	Fees paid to Pearl Meyer by Forum during 2015 were less than 1% of Pearl Meyer’s total revenue;
•	None of the Pearl Meyer consultants working on matters with us had any business or personal relationship with Committee members (other than in connection with working on matters with us);
•	None of the Pearl Meyer consultants working on matters with us (or any consultants at Pearl Meyer) had any business or personal relationship with any of our executive officers; and
•	None of the Pearl Meyer consultants working on matters with us owns shares of our common stock.

The Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Comparator Compensation Peer Group

We have developed a comparator compensation peer group, which is composed of specific peer companies within the energy industry. Our peer group was developed with the assistance of Pearl Meyer and is used to analyze our NEO compensation levels and overall program design. This compensation peer group is used to determine direct market levels of the main elements of executive compensation (base salary, annual incentives, long-term incentives, as well as total direct compensation). The peer group is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans, employment agreements, severance and change in control policies and employee benefits. The composition of the peer group is reviewed by the Committee on an annual basis to ensure that we have and maintain an appropriate group of comparator companies. In August 2014, with the advice of Pearl Meyer, the Committee assessed the compensation peer group and determined to replace Parker Drilling Company and SEACOR Holdings Inc. with Exterran Corporation, FMC Technologies, Inc. and Superior Energy Services, Inc. to better align the Company’s peer group.

Criteria for selecting peer companies for compensation benchmarking is based on a number of factors. The peer companies selected should reflect an optimum mix of the criteria listed below in their relative order of importance:

Competitive market:

•	Competing Talent—companies with executive talent similar to that valued by us;
•	Direct Competitors—companies in the same or similar industry sector for products or services; and
•	Competing Industry—companies in the same general industry sector having similar talent pools.

Size and demographics:

•	Firms with competitive posture that are generally similar in revenue or market cap size and whose median revenue for the group approximates our revenue;
•	Firms with a competitive posture and comparable area of operations;
•	Firms in the same or similar competitive posture that experience similar market cycles; and
•	Firms that serve the same sector of the industry.

The Committee, based on Pearl Meyer’s analysis and our internal analysis, determined to use the following peer group of 15 companies to evaluate and compare our compensation practices in 2015:

			Financial Size Statistics
Ticker	Name	Primary Industry	2015 Revenue ($MM)	12/31/15 Mkt Cap ($MM)
ATW	Atwood Oceanics, Inc.	Oil and Gas Drilling	$1,299.9	$661.4
BAS	Basic Energy Services, Inc.	Oil and Gas Equipment and Services	$805.6	$114.2
BRS	Bristow Group, Inc.	Oil and Gas Equipment and Services	$1,673.2	$905.0
CLB	Core Laboratories NV	Oil and Gas Equipment and Services	$797.5	$4,606.9
DRC	Dresser-Rand Group Inc. (1)	Oil and Gas Equipment and Services	NA	NA
EXH	Exterran Holdings, Inc. (2)	Oil and Gas Equipment and Services	$1,869.9	$564.2
FTI	FMC Technologies, Inc.	Oil and Gas Equipment and Services	$6,362.7	$6,613.7
HLX	Helix Energy Solutions Group, Inc.	Oil and Gas Equipment and Services	$695.8	$558.3
KEG	Key Energy Services Inc.	Oil and Gas Equipment and Services	$792.3	$76.0
OII	Oceaneering International, Inc.	Oil and Gas Equipment and Services	$3,062.8	$3,671.1
OIS	Oil States International Inc.	Oil and Gas Equipment and Services	$1,100.0	$1,384.4
PTEN	Patterson-UTI Energy Inc.	Oil and Gas Drilling	$1,891.3	$2,219.5
RDC	Rowan Companies plc	Oil and Gas Drilling	$2,137.0	$2,115.6
SPN	Superior Energy Services, Inc.	Oil and Gas Equipment and Services	$2,774.6	$2,030.4
TDW	Tidewater Inc.	Oil and Gas Equipment and Services	$1,119.7	$326.9

Compensation Peer Group Revenue Summary ($ millions)	25th Percentile	$879.2
	Median	$1,486.5
	Average	$1,884.4
	75th Percentage	$2,075.6
Forum 2015 Revenue ($ millions)	30th Percentile	$1,073.7

(1)	Dresser-Rand Group, Inc. was acquired by Siemens AG on June 30, 2015. 2015 revenue and market cap data is not available.

(2)

Exterran Holdings, Inc. created a spin-off company called Exterran Corporation. Exterran Holdings, Inc. changed its name to Archrock, Inc. Financial data reflects Exterran Corp.’s (EXTN) performance as the company competes with Forum.

Performance Peer Group

We have also developed a performance peer group with the assistance of Pearl Meyer. The performance peer group is only used to determine payouts for our performance share awards by measuring our TSR relative to that of the performance peer group. The composition of the performance peer group is also reviewed by the Committee on an annual basis to ensure that we have and maintain an appropriate group of companies. See “—Performance Shares” below for a description of performance award payouts.

The performance peer selections were primarily based on who we believe are our most direct competitors—those companies who are in the same industry sector, and compete with us in regards to the products or services we offer and/or for investment capital. Given that the Philadelphia Stock Exchange Oil Service Sector is designed to track the performance of the overall oilfield services sector, the Committee believes it is a useful measure of the company’s performance. Our performance peer group, which was used to determine payout levels for our 2015 performance based awards is as follows:

2015 Performance Peer Companies
Ticker	Name	Primary Industry
CAM	Cameron International Corp.	Oil & Gas Equipment and Services
DRQ	Dril-Quip Inc.	Oil & Gas Equipment and Services
EXH(1)	Exterran Holdings, Inc.	Oil & Gas Equipment and Services
FTI	FMC Technologies Inc.	Oil & Gas Equipment and Services
HTG.L	Hunting plc	Oil & Gas Equipment and Services
NOV	National Oilwell Varco Inc.	Oil & Gas Equipment and Services
OII	Oceaneering International Inc.	Oil & Gas Equipment and Services
^OSX	Philadelphia Stock Exchange Oil Service Sector	Oilfield Services Index

(1)	Exterran Holdings, Inc. created a spin-off company called Exterran Corporation. For purposes of determining our relative total shareholder return, Exterran Corporation’s performance is utilized.

Our performance peer group, which will be used to determine payout levels for our 2016 performance based awards, was changed slightly from the 2015 group. The use of Exterran Holdings Inc. as a performance peer was replaced with Exterran Corporation to reflect the spin-off of a portion of its business, and Oil States International Inc. was added to the peer group to replace Cameron International Corp. in anticipation of its merger with Schlumberger.

2016 Performance Peer Companies
			Financial Size Statistics
Ticker	Name	Primary Industry	2015 Revenue ($MM)	12/31/15 Mkt Cap ($MM)
DRQ	Dril-Quip Inc.	Oil & Gas Equipment and Services	$897.5	$2,271.8
EXTN	Exterran Corporation	Oil & Gas Equipment and Services	$2,063.0	$564.2
FTI	FMC Technologies Inc.	Oil & Gas Equipment and Services	$7,091.6	$6,613.7
HTG.L	Hunting plc	Oil & Gas Equipment and Services	$810.5	$448.4
NOV	National Oilwell Varco Inc.	Oil & Gas Equipment and Services	$14,757.0	$12,583.8
OII	Oceaneering International Inc.	Oil & Gas Equipment and Services	$3,259.6	$3,671.1
OSX	Philadelphia Stock Exchange Oil Service Sector	Oilfield Services Index

Role of Market Data

Pearl Meyer uses compensation data gathered from the compensation peer group as well as supplemental data from published market surveys to benchmark our executive compensation. The supplemental survey data allow the Committee to consider compensation levels through the broader energy industry compared to the oilfield services industry focused data of the peer group. Survey data also provides market norms for executive positions, which may not be reported as named executive officers in the peer group data.

Our review of market data focuses on the main elements of executive compensation: base salary, annual incentive opportunity, long-term compensation and total direct compensation. The graphic below defines the data we consider:

We review both target and actual compensation paid, but our primary focus is on target compensation because we want to provide our executives with the opportunity to earn competitive levels of compensation. How our plans ultimately payout is contingent upon management’s performance.

The Committee periodically commissions Pearl Meyer to conduct a market-based compensation study. The most recent study used in connection with the determination of total compensation in 2015 was completed in December 2014 and reviewed again in February 2015. That study indicated that our NEO base salaries, target total cash and target total direct compensation are on average below the market median. The Committee determined not to meaningfully adjust executive compensation due to market conditions.

Elements of Compensation for Our Named Executive Officers

Base Salary

Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities and is based on the executive’s experience and requisite skills. It represents the minimum income a Named Executive Officer may receive in any year. Base salaries are determined for each Named Executive Officer based on the executive’s position and responsibility. We review the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities. In connection with each review, we also consider individual and company performance over the course of that year. The employment agreements we maintain with the Named Executive Officers (described in greater detail below) provide that base salaries will generally not be reduced during the annual review unless the decrease is in connection with a similar reduction applicable to all of our executive officers, and if so, the decrease could be a reduction of up to 10% of the executive’s base salary. Effective January 2016, in light of depressed commodity prices and reduced operating activity, each Named Executive Officer reporting directly to the Chief Executive Officer voluntarily reduced his base salary by 10%. Base salaries for the Company’s Named Executive Officers were frozen indefinitely in 2014.

The table below shows base pay amounts for each Named Executive Officer:

Executive	2014 Salary	2015 Salary	Change	2016 Salary	Change
C. Christopher Gaut	675,000	675,000	—	607,500	(10.0)%
James W. Harris	399,877	399,877	—	359,889	(10.0)%
Prady Iyyanki	475,000	475,000	—	427,500	(10.0)%
James L. McCulloch	346,653	346,653	—	311,988	(10.0)%
Pablo Mercado	282,064	282,064	—	282,064	—

Annual Incentive Awards

Our annual incentive awards are formulaic and performance based. The payout potential at each level of our plan is expressed as a percentage of an executive’s base salary as set forth in the table below. Each year the Committee reviews bonus targets as well as target and actual total cash compensation paid to the named executive officers of our peer group to gauge the competitive level of our targets and ultimate payouts. Below we describe our annual incentive plan which was effective in 2015. Our Chief Executive Officer and each Named Executive Officer reporting directly to the Chief Executive Officer voluntarily declined all compensation that would have been earned under the Management Incentive Plan portion of our annual incentive program, which was approximately $230,000 for the Chief Executive Officer and an aggregate of approximately $281,000 for the other Named Executive Officers reporting directly to the Chief Executive Officer.

Management Incentive Plan

Our Management Incentive Plan (the “MIP”) for 2015 was designed to incentivize and reward key executives who had a significant impact on our achievement of overall corporate performance goals. The Committee approved NEO participants and their target bonus levels for the MIP and will continue to do so in future years.

The following table sets out our target and maximum bonus levels for 2015 for our NEOs expressed as a percentage of annual base salary:

Executive	Target bonus (% of base)	Maximum bonus (% of base)
C. Christopher Gaut	125%	250%
James W. Harris	80%	160%
Prady Iyyanki	100%	200%
James L. McCulloch	80%	160%
Pablo Mercado	50%	100%

2015 MIP

The 2015 MIP has a built-in threshold such that zero bonus is paid if we achieve anything less than the entry level of the established performance goals for the year. When actual performance is greater than the target performance level in an amount set forth in the 2015 MIP, referred to as “over-achievement,” the participant is eligible to receive the maximum bonus in the above table, an amount of up to two times (2X) the target award. The following graph summarizes the payout of the established performance goals.

MIP Performance Metrics

Performance for the 2015 MIP was measured in terms of operating income, working capital efficiency, safety performance and personal objectives. These metrics were chosen because the Committee concluded that using operating income and working capital as measures aligns the interests of the executives with those of our stockholders, because safety is an overriding value of our company and specific personal objectives would reward management for focusing on key performance measures that are only indirectly captured through financial metrics. The weightings for the four metrics in 2015 were as follows:

Performance Measure	Weighting
Operating Income	50%
Working Capital Ratio	20%
Safety Performance	10%
Personal Objectives	20%

Operating Income and Working Capital Ratio

The operating income and working capital measures were derived from the 2015 financial plan set by our board of directors, adjusted for acquisitions during the year. The working capital ratio is calculated by dividing the average of net working capital at the end of each quarter, giving the fourth quarter balance two times weighting relative to the other quarters, by the actual revenue for the year.

Safety Performance

The safety measure was based on the Total Recordable Incident Rate (“TRIR”), which is a measure of the recordable workplace injuries that occur during the year, calculated by multiplying the number of recordable injuries in a calendar year by 200,000 (100 employees working 2,000 hours per year), and dividing this value by the total man-hours actually worked in the year. The safety measures were designed to incentivize improvements in TRIR for the Company as a whole and for each product line. As a result, the safety measure for Messrs. Gaut, Harris, McCulloch and Mercado is based on the Company’s consolidated TRIR safety performance, and that of each product line’s weighted average performance with respect to Mr. Iyyanki.

The targets for each product line were established with reference to past safety performance and the average TRIR for the oil and gas manufacturing industry, as reported in 2010 by the U.S. Department of Labor. Threshold and over-achievement levels were set at points recommended by management to create stretch goals while at the same time maintaining the incentive of each product line throughout the year, and not as percentages of target TRIR.

Personal Objectives

The Personal Objectives metric was incorporated into the 2015 MIP to encourage an increased focus on each participant’s impact on our overall objectives, including maximizing shareholder return. Objectives were established based on factors including job responsibilities, location and special projects. Each Named Executive Officer’s personal objectives were set by the Chief Executive Officer and Committee, or the board of directors, as applicable. Achievement relative to each Named Executive Officer’s personal objectives is evaluated in terms of both quantity and quality of achievement, and such other factors deemed relevant by the Chief Executive Officer or the Committee, as applicable, using a scale of one to ten. The Chief Executive Officer’s or Committee’s assessment is then reviewed by the Committee or the board of directors and assessed a multiplier between zero and two, taking into consideration the difficulty of each individual’s objectives, mitigating factors, the Company’s overall performance and such other factors deemed relevant. A multiplier of 0.5 was approved for use in calculating the payout for the personal objectives measure on the basis of our overall performance.

❖ Executives voluntarily reduced salaries.

❖Executives voluntarily declined annual bonuses.

2015 MIP Payout

The table below sets forth the operating income targets and actual achievements for 2015:

Operating Income
Executive	Target Performance ($ thousands)	Actual Performance ($ thousands)	Bonus Earned ($)
C. Christopher Gaut	157,493	73,840	—
James W. Harris	157,493	73,840	—
Prady Iyyanki	157,493	73,840	—
James L. McCulloch	157,493	73,840	—
Pablo Mercado	157,493	73,840	—

The table below sets forth the working capital ratio targets and actual achievements for 2015:

Working Capital Ratio
Executive	Target Performance	Actual Performance	Bonus Earned ($)
C. Christopher Gaut	35.2	47.2	—
James W. Harris	35.2	47.2	—
Prady Iyyanki	35.2	47.2	—
James L. McCulloch	35.2	47.2	—
Pablo Mercado	35.2	47.2	—

The table below sets forth the safety targets and actual achievements for 2015:

Safety (TRIR)
	Corporate			Division
Executive	Target Perfor- mance	Actual Perfor- mance	Bonus Earned ($)	Target Perfor- mance	Actual Perfor- mance	Bonus Earned ($)
C. Christopher Gaut	1.67	1.17	145,513*	—	—	—
James W. Harris	1.67	1.17	55,170*	—	—	—
Prady Iyyanki	1.67	—	—	**	**	70,386*
James L. McCulloch	1.67	1.17	47,827*	—	—	—
Pablo Mercado	1.67	1.17	24,322*	—	—	—

* In light of current market conditions and the resulting reduction in the Company’s revenue, Messrs. Gaut, Harris, Iyyanki and McCulloch voluntarily declined all cash incentive award payments that would have been earned under the 2015 MIP. Mr. Mercado does not report directly to the Chief Executive Officer.

** Target and actual safety performance is calculated using a weighted average of each product line’s performance.

The table below sets forth the personal objectives payout for 2015:

Personal Objectives
Executive	Bonus Earned ($)
C. Christopher Gaut	84,375*
James W. Harris	31,990*
Prady Iyyanki	47,500*
James L. McCulloch	27,732*
Pablo Mercado	14,103*

* In light of current market conditions and the resulting reduction in the Company’s revenue, Messrs. Gaut, Harris, Iyyanki and McCulloch voluntarily declined all cash incentive award payments that would have been earned under the 2015 MIP. Mr. Mercado does not report directly to the Chief Executive Officer.

In accordance with the terms of the MIP, each performance measure is adjusted as necessary for acquisitions consummated during the year. Based on the MIP measures for each executive, financial, safety and personal performance resulted in the payments set forth above, and no discretionary adjustments were made thereto by the Committee.

Awards under our 2015 MIP were determined following an analysis of our financial results for 2015. Actual MIP payments are greater than target level for the Safety measure because our actual performance for this measure used under the MIP for 2015 was better than the target set by the Committee and our board of directors.

Executive	MIP Target ($)	MIP Payment ($)	MIP Payment as% of Target	2015 Payment as% of Base Salary
C. Christopher Gaut	843,750	229,888(1)	0%	0%
James W. Harris	319,902	87,160(1)	0%	0%
Prady Iyyanki	475,000	117,886(1)	0%	0%
James L. McCulloch	277,322	75,559(1)	0%	0%
Pablo Mercado	141,032	38,427(1)	27%	14%

(1)

In light of current market conditions and the resulting reduction in the Company’s revenue, Messrs. Gaut, Harris, Iyyanki and
McCulloch voluntarily declined all cash incentive award payments that would have been earned under the 2015 MIP.
Mr. Mercado does not report directly to the Chief Executive Officer.

2016 MIP

For the 2016 plan year, the Committee approved three performance bands (threshold, target and overachievement) for each of the measures under the MIP. The Operating Income measure was replaced with EBITDA as it is considered to be a more appropriate measure in terms of the short-term incentive nature of the MIP program. In addition, Free Cash Flow was added as a replacement for the Working Capital Ratio measure in order to place emphasis on our ability to generate cash flow in a challenging market environment. Safety and Personal Objectives will continue to be measures utilized in the 2016 MIP.

Performance Measure	Weighting
EBITDA	50%
Free Cash Flow	20%
Personal Objectives	20%
Safety Performance	10%

The table below sets out our NEO target and maximum bonus levels for 2016, expressed as a percentage of annual base salary. These targets have been approved by the Committee and are consistent with our philosophy of targeting market median pay opportunities.

Executive	Target bonus (% of base)	Maximum bonus (% of base)
C. Christopher Gaut	125%	250%
James W. Harris	80%	160%
Prady Iyyanki	100%	200%
James L. McCulloch	80%	160%
Pablo Mercado	50%	100%

The following graph summarizes the payout of the established performance goals for the 2016 MIP. The financial measures under the 2016 MIP require levels of performance that exceed the financial plan approved by our board of directors.

Long-Term Equity Based Incentives

We believe that long-term equity awards are the strongest link between executive pay and stockholder interests and, therefore, they represent a significant portion of our NEO total compensation. Long-term equity awards are granted pursuant to the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (the “2010 Plan”). Options are inherently performance based and we believe provide a strong link between our executives’ and stockholders’ long-term interests. We may grant restricted stock units for competitive purposes and to balance the compensation risk associated with options and to provide value in equity which is tied to retention by placing a vesting requirement on the restricted stock unit grants. Another reason we may grant restricted stock units is to conserve our share pool. Fewer full value shares are required to deliver a targeted equity value than would be required if the grant were made in options alone. We include performance based awards in the mix of equity granted to our NEOs. We established that the percentages of each year’s grant will be made up one-third each of stock options, restricted stock units and performance based shares as a balanced approach, which considers the motivation of our executives, the interests of our stockholders, as well as the common practice within our peer group. In addition, subject to exceptional circumstances, on a going forward basis incentive awards will include double-trigger vesting provisions. While single-trigger vesting is prevalent among members of our peer group, we believe double trigger vesting is more in line with the expectations of our stockholders and would still permit us to offer attractive compensation to our Named Executive Officers. It has been our historical practice and expectation that on a going forward basis incentive awards will also include multi-year vesting provisions.

LTI Vehicle	Performance Measure	Vesting	Percentage
Stock Options	Final value varies with stock price	25% annually for four years	33%
Time-Vested Restricted Stock Units	Final value varies with stock price	25% annually for four years	33%
Performance Shares	Shares earned subject to Company TSR performance relative to peer group over a one, two, and three year period	One-third of each award vests after the one, two and three year performance periods	33%

Long Term Incentive Award Program Terms
Award Cycle & Timing
Fiscal Year	Equity Granted	February 2016	February 2017	February 2018	February 2019
2015	2015 Performance Share Award	2015 Performance Share Award Earned 33 1/3
2015 Performance Share Award Earned 33 1/3
2015 Performance Share Award Earned 33 1/3
	2015 Time-Vested Restricted Stock Units	2015 Restricted Stock Units 25% Vested	2015 Restricted Stock Units 25% Vested	2015 Restricted Stock Units 25% Vested	2015 Restricted Stock Units 25% Vested
	2015 Time-Vested Stock Options	2015 Stock Options 25% Vested	2015 Stock Options 25% Vested	2015 Stock Options 25% Vested	2015 Stock Options 25% Vested

Performance Shares

Performance shares provide an additional incentive to our NEOs. Performance share payout will be calculated at the end of each year over a three year period based on TSR relative to our performance peer group. The table below shows the award multipliers applied to our target based upon relative TSR performance. We started the 2015 performance cycle with nine peer companies, and there are currently eight peer companies as a result of the acquisition of Dresser-Rand Group Inc. by Siemens. The table below shows the impact on payout multipliers as peers are removed from the group. Please see the “—Performance Peer Group” section above for a description of our performance peer group.

Rank Against Peers	Award Multiplier (9 peers)	Award Multiplier (8 peers)	Award Multiplier (7 peers)
1	2.00	2.00	2.00
2	1.75	1.75	1.75
3	1.50	1.50	1.50
4	1.25	1.25	1.25
5	1.00	1.00	1.00
6	1.00	0.75	0.75
7	0.75	0.50	0.50
8	0.50	0.25	0.00
9	0.25	0.00
10	0.00

The resulting multipliers shown above, and ultimate number of shares delivered to our NEOs, are determined at the conclusion of each year in the three-year performance period. The first measurement will be the one-year relative TSR, the second measurement will be cumulative two-year TSR, and the third measurement will be the cumulative three-year TSR relative to the performance peer group. Under each performance share agreement, the payout is capped at a multiplier of 1.00 if absolute total shareholder return is negative, even if our TSR performance is ranked higher relative to our peers. In addition, the agreements provide for a payout with a minimum multiplier of 1.00 if absolute TSR is greater than or equal to 20%.

2015 Awards

Our Committee, and our board of directors in respect of Mr. Gaut, granted equity-based compensation awards in February 2015 to each of the Named Executive Officers.

Executive	Stock Option Awards	Restricted Stock Unit Awards	Performance Share Awards (1)	Grant Date Value ($)
C. Christopher Gaut	170,710	60,220	60,220	3,374,798
James W. Harris	45,520	16,060	16,060	899,978
Prady Iyyanki	60,700	21,410	21,410	1,199,891
James L. McCulloch	32,880	11,600	11,600	650,055
Pablo G. Mercado	19,220	6,780	6,780	379,961
(1)

Reflects shares which will be earned at target. Payout of shares varies from 0% of target award if relative TSR performance does not meet threshold and up to 200% of target award if relative performance is at the maximum level.

Our equity-based compensation awards granted in February 2015 were approximately equal to the median as compared to our compensation peer group. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, and we do not grant options with a grant date prior to the date of Committee approval of the grant.

Update on Performance Awards

Our 2015 TSR, 2014 through 2015 TSR and 2013 through 2015 TSR was -37.2%, -53.3% and -52.3%, respectively, which ranked 6th, 8th and 7th in our applicable performance peer groups (shown below). This performance resulted in the application of a 0.00x multiplier to our target on the third one-third tranche of the 2013 performance award, 0.25x multiplier to our target on the second one-third tranche of the 2014 performance award and 0.75x multiplier to our target on the first one-third tranche of the 2015 performance award.

2016 Awards

Our Committee, and our board of directors in respect of Mr. Gaut, granted equity-based compensation awards in February 2016. The table below summarizes the amount of such grants to each Named Executive Officer.

Executive	Stock Option Awards	Restricted Stock Awards	Performance Share Awards (1)	Grant Date Value ($)
C. Christopher Gaut	292,210	119,810	119,810	3,375,040
James W. Harris	77,920	31,950	31,950	900,013
Prady Iyyanki	103,900	42,600	42,600	1,200,043
James L. McCulloch	56,280	23,070	23,070	649,933
Pablo Mercado	32,900	13,490	13,490	380,007
(1)

The number of performance share awards disclosed in this column assumes that the performance share award grant is paid out at the target level of performance in our common stock. Payout of shares varies from 0% of target award if relative TSR performance does not meet threshold up to 200% of target award.

Our equity-based compensation awards granted in February 2016 were approximately at the market median as compared to our compensation peer group and maintained the same mix and structure as our 2015 awards.

Employee Benefits

Our 401(k) Plan is designed to allow all employees, including the participating Named Executive Officers, to contribute on a pre-tax or Roth after-tax basis. Each participant may elect to contribute up to 75% of his compensation to the 401(k) Plan as pre-tax or Roth after-tax contributions (but limited by the statutory maximum of $18,000 for 2015). Additionally, participants age 50 years and older may make a “catch-up contribution” to the 401(k) Plan each year up to an amount set by statute ($6,000 for 2015). Prior to March 2015, we matched 100% of participant contributions up to 3% of compensation, and 50% of any additional contributions up to 5% of compensation, for a total potential matching contribution of 4% of compensation. In March 2015, following a decline in oil prices in the second half of 2014 and first quarter 2015, we suspended our 401(k) matching contribution program. We believe the program’s suspension is in our stockholders’ best interests given current market conditions and serves to preserve cash flow for potential investment opportunities.

We have the discretion to provide a profit sharing contribution to each participant depending on our company’s performance for the applicable year. Due to statutory limits on the amounts contributed to qualified plans, our Named Executive Officers generally did not receive the full potential matching contribution under the 401(k) Plan.

We also provide medical, dental and vision coverage to all of our full-time employees, as well as basic life and disability coverage.

Other Practices, Policies and Guidelines

Perquisites

We do not provide for any perquisites or any other personal benefits for our executive officers that are not available to other employees.

Clawbacks

Payments made under our non-equity incentive plan are subject to a clawback to the extent necessary to comply with the requirements of the Dodd-Frank Act or any other SEC guidelines.

Risk Assessment

Our board of directors has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The Committee performs this assessment annually and if a likelihood of a material risk exists, it will enlist additional resources for a full assessment.

Our compensation philosophy and culture support the use of base salary, certain performance-based compensation and benefit plans that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business segments. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market;
•

Our compensation mix comprises (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance and safety and (iii) long-term incentives to more closely tie executive compensation to stockholder interests and provide for it to be at-risk based on performance;

•	We intend to always have a strategic long-term plan;
•	Our annual corporate goals will be established with specific consideration given to behavioral risk;
•	We design our compensation plans so that no material risks are created between or across product lines;
•	We seek to implement appropriate performance measures each year, whether absolute or relative;
•	We have established maximum payouts to cap any performance incentives in place; and
•	We have clawback provisions built into our non-equity incentive plan.

In summary, although a portion of the compensation provided to Named Executive Officers is based on our overall performance or product line performance, we believe our compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short-term and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions.

Executive Stock Ownership Requirements

To further align the interests of our NEOs with the long-term interests of stockholders, our board of directors adopted a Stock Ownership Requirements Policy which requires our executive officers to own shares equal to specified amounts of our common stock, set at a multiple of the officers’ base annual salary in effect as of January 1 of each applicable year. Targets are based on the following multiples of base salary:

Officer	Multiple
CEO	6x
Executive Vice Presidents	4x
Corporate Senior Vice Presidents	3x
Other Section 16 Officers	2x

NEOs are expected to reach this level of target ownership within five years of becoming subject to the policy, three years of a promotion to a higher target multiple or February 21, 2018, whichever is later. Actual shares of stock, restricted stock, restricted stock units (including deferred stock units) and earned but unvested performance shares may be counted in satisfying the stock ownership guidelines. Shares issuable upon exercise of unexercised stock options are not counted. An NEO who is not in compliance with the policy may only sell shares to pay the applicable taxes related to an award of restricted stock or restricted stock units, the value of which does not exceed such tax liability, or to pay the exercise price or applicable taxes upon the exercise of stock options, retaining shares received upon exercise net of shares sold to cover the exercise prices or taxes, as applicable. As of January 1, 2016, each of our NEOs was in compliance with the requirements set forth under the policy. We believe the significant amount of shares required to be held pursuant to the policy aligns the interests of our executives and those of our stockholders. We further believe that this is more effective than imposing a minimum holding period and that imposing such a holding period would be unduly restrictive for executive officers and impact our ability to attract and retain top talent.

Employment Agreements

We entered into employment agreements with Messrs. Gaut and Harris, effective August 2, 2010. We entered into employment agreements with Messrs. McCulloch and Iyyanki effective October 25, 2010 and January 13, 2014, respectively. Mr. Mercado is not a party to an employment agreement with us. In January 2016, Messrs. Gaut, Harris, Iyyanki and McCulloch voluntarily agreed to a ten percent reduction in their annual base salary and declined their 2015 bonus in order to support our cost reduction initiatives, and waived any claims under their employment agreements related thereto. None of the contracts provide for excise tax protections in the event of a change in control.

The employment agreements currently in effect set forth the manner by which the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the officer’s employment. We believe that severance protections, particularly in the context of a change in control transaction, play a critical role in attracting and retaining key executive officers. Providing this type of protection is common in the oilfield services industry. In addition, these benefits serve our interests by promoting a continuity of management and aligning management’s interests with those of our stockholders in the context of an actual or threatened change in control transaction.

Other material terms of these agreements are set forth below under “Executive Compensation.” The severance provisions within the employment agreements are set forth in detail in “Executive Compensation — Potential payments upon termination and change in control” below.

Nonqualified Deferred Compensation Plan

Our non-qualified deferred compensation plan permits eligible participants, including our NEOs, to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations. The plan was adopted in consultation with Pearl Meyer, which advised the Committee that such a plan was a competitive practice. In February 2015 and in light of the suspension of the Company’s 401(k) matching program, the Committee determined it was appropriate to suspend matching contributions on participant deferrals under the deferred compensation plan.

The plan provides that an officer may defer up to 50% of his base compensation and all or any portion of his bonus. All deferred amounts are credited with earnings through the date paid.

Each NEO is 100% vested in all matching contributions as a result of having satisfied the service requirements provided under the plan. Benefits under the plan are paid at the participant’s election upon termination of employment in a cash lump sum or in annual installments over a period not longer than five years. The Committee is responsible for administering this plan. In addition to those employees designated by the plan, our CEO is permitted to designate additional employees who may participate in this plan.

Upon a “change of control” within the meaning of the 2010 Plan, all account balances will be fully vested.

Employee Stock Purchase Plan

In 2013, we adopted an employee stock purchase plan, which provides our eligible employees, including our Named Executive Officers, an option to purchase our common stock through payroll deductions and is designed to comply with Section 423 of the Internal Revenue Code. Generally, the purchase price is equal to 85% (or such other percentage that is not lower than 85% as designated by the Committee prior to the commencement of an offering period) of the market price of common stock on one of the following dates: (i) the offering date, (ii) the purchase date or (iii) the offering date or the purchase date, whichever is lower, as designated by the Committee from time to time. Offering periods generally consist of six-month periods, or such other periods as may be determined from time to time by the Committee. Employees will be limited to a maximum payroll deduction of up to 30% of eligible compensation and may not purchase more than $12,500 in shares each offering period.

Accounting and Tax Considerations

Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. An exception applies to this deductibility limitation for a limited period of time in the case of companies that become publicly-traded.

We reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design such arrangements to comply with (or be exempt from) Section 409A to the extent that the design is also appropriate for our business goals with respect to that arrangement.

All equity awards to our employees, including executive officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation — Stock compensation.”

NOMINATING, GOVERNANCE & COMPENSATION COMMITTEE REPORT

The Nominating, Governance & Compensation Committee has reviewed and discussed with Forum’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Michael McShane, Chairperson
John A. Carrig
Terence M. O’Toole
Louis A. Raspino

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation awarded to or earned during the 2013, 2014 and 2015 fiscal years by our principal executive officer, principal financial officer and each of the next three most highly compensated executive officers who were serving as executive officers on December 31, 2015. The tables following the summary compensation table provide additional detail with respect to actual compensation, grants of plan-based awards, the value of outstanding equity awards as of December 31, 2015, the value of options exercised and stock awards that vested during 2015, deferred compensation and estimates of changes in post-employment benefits.

Summary compensation table

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Performance Share Awards (2) ($)(A)	Restricted Stock / Restricted Stock Unit Awards (3) ($) (B)	Stock Awards (4) ($) (A+B)	Option Awards (3) ($)	Non-Equity Incentive Plan Comp (1)(5) ($)	All Other Comp (6) ($)	Total ($)
C. Christopher Gaut Chief Executive Officer and Chairman of the Board (7)	2015	659,794	—	1,225,797	1,124,910	2,350,707	1,124,979	—	21,049	4,156,529
	2014	664,739	—	1,287,483	1,125,014	2,412,497	1,125,000	1,113,353	46,532	5,362,121
	2013	626,720	—	1,173,531	1,066,748	2,240,279	1,066,674	217,551	30,100	4,181,324
James W. Harris Executive Vice President and Chief Financial Officer	2015	384,717	—	326,907	300,001	626,908	299,977	—	14,311	1,325,913
	2014	393,375	—	343,377	300,011	643,388	300,001	422,120	27,536	1,786,420
	2013	363,940	—	293,455	266,752	560,207	266,647	82,103	19,552	1,292,449
Prady Iyyanki Executive Vice President; Chief Operating Officer (8)	2015	477,088	—	435,808	399,939	835,747	400,013	—	3,654	1,716,502
	2014	461,951	—	457,772	400,006	857,778	400,001	606,170	24,259	2,350,159

James L. McCulloch Sr. Vice President, General Counsel and Secretary	2015	334,844	—	236,123	216,688	452,811	216,679	—	10,600	1,014,934
	2014	344,382	—	247,969	216,678	464,647	216,674	365,935	20,731	1,412,369
	2013	331,594	—	238,432	216,736	455,168	216,698	74,254	15,300	1,093,014
Pablo G. Mercado Vice President— Operations Finance	2015	283,304	—	138,009	126,650	264,659	126,660	38,427	5,949	718,999
	2014	277,788	—	144,980	126,685	271,665	126,675	186,096	19,089	881,313
	2013	259,818	—	132,112	120,091	252,203	119,996	29,091	20,700	681,808

(1)	The amounts disclosed in this column include amounts voluntarily deferred under the Forum Energy Technologies, Inc. Deferred Compensation and Restoration Plan.
(2)

The amounts in this column reflect the aggregate grant date fair value of Performance Share Awards at the target amount, calculated in accordance with FASB Accounting Standards Topic 718. At the maximum amount, these values for Messrs. Gaut, Harris, Iyyanki, McCulloch and Mercado would be $2,451,594, $653,814, $871,616, $472,245 and $276,028. In February 2016, we issued 18,533, 4,943, 6,589, 3,570 and 2,087 shares of common stock to each of Messrs. Gaut, Harris, Iyyanki, McCulloch and Mercado in connection with the vesting of performance awards granted in February 2013, February 2014 and February 2015. For additional information, see Note 12 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2015.

(3)

The amounts disclosed in the “2015”, “2014,” and “2013” rows represent the grant date fair value in 2015, 2014 and 2013, respectively, of restricted stock, restricted stock unit awards and stock options as determined in accordance with FASB Accounting Standards Topic 718. All 2013 equity awards were granted based on the fair market value of a share of our common stock being $26.05. Other assumptions with respect to stock options included: (a) an exercise price of $26.05; (b) an expected term of 6.25 years; (c) volatility of 30.46%; (d) a dividend yield of 0.0%; (e) a risk free investment rate of 1.17%; and (f) a Black-Scholes value of $8.41. All 2014 equity awards were granted based on the fair market value of a share of our common stock being $26.96. Other assumptions with respect to stock options included: (a) an exercise price of $26.96; (b) an expected term of 6.25 years; (c) volatility of 27.42%; (d) a dividend yield of 0.0%; (e) a risk free investment rate of 1.96%; and (f) a Black-Scholes value of $8.47. All 2015 equity awards were granted based on the fair market value of a share of our common stock being $18.68. Other assumptions with respect to stock options included: (a) an exercise price of $18.68; (b) an expected term of 6.25 years; (c) volatility of 32.28%; (d) a dividend yield of 0.0%; (e) a risk free investment rate of 1.82%; and (f) a Black-Scholes value of $6.59.    For additional information, see Note 12 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2015.

(4)	The amounts disclosed in this column represent the aggregate grant-date fair value of restricted stock, restricted stock unit awards and performance share awards, as reflected in columns A and B.
(5)

Amounts in the “2015”, “2014,” and “2013” rows reflect the MIP award payments that we made to each individual during the first quarters of 2015, 2014 and 2013, respectively. In light of market conditions in 2015 and the resulting reduction in the Company’s revenue, the CEO and each NEO reporting directly to the CEO voluntarily declined all cash incentive award payments that would have been earned under the 2015 MIP, an amount equal to approximately $0.5 million in the aggregate.

(6)

All amounts reflected in this column for 2015 represent contributions that we made to each individual’s 401(k) Plan account, contributions we made related to profit sharing for 2015 and matching contributions made in connection with our deferred compensation plan. The table below summarizes the amounts of such contributions and profit sharing for 2015. In the first quarter 2015, all matching contributions under the Company’s 401(k) Plan and deferred compensation plan were suspended.

Name	401(k) Plan Contributions	Profit Sharing	Deferred Compensation Plan
C. Christopher Gaut	5,257	—	15,792
James W. Harris	9,522	—	4,789
Prady Iyyanki	3,654	—	—
James L. McCulloch	10,600	—	—
Pablo G. Mercado	5,283	—	366

(7)	Mr. Gaut does not receive compensation for service as a director.
(8)	Mr. Iyyanki was not a named executive officer prior to 2014.

Summary of actual CEO compensation

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Performance Share Awards (2) ($)(A)	Restricted Stock / Restricted Stock Unit Awards (3) ($) (B)	Stock Awards (4) ($) (A+B)	Non-Equity Incentive Plan Comp (1)(5) ($)	All Other Comp (6) ($)	Total ($)
C. Christopher Gaut	2015	659,794	—	129,910	750,719	880,629	—	21,049	1,561,472
Chief Executive Officer and Chairman of the Board (7)	2014	664,739	—	276,003	764,947	1,040,950	1,113,353	46,532	2,865,574

(1)	The amounts disclosed in this column include amounts voluntarily deferred under the Forum Energy Technologies, Inc. Deferred Compensation and Restoration Plan.
(2)

The amounts disclosed in the “2015” and “2014” rows represent the aggregate fair value of the Performance Share Awards that vested in “2015” and “2014”, calculated in accordance with FASB Accounting Standards Topic 718.

(3)

The amounts disclosed in the “2015” and “2014” rows represent the aggregate fair value of restricted and stock restricted stock unit awards on their vesting date, in accordance with FASB Accounting Standards Topic 718.

(4)

The amounts disclosed in this column represent the aggregate fair value of restricted stock, restricted stock unit awards and performance share awards on the vesting date of such awards, as reflected in columns A and B. There was no realized value from the exercise of option awards.

(5)

Amounts in the “2015” and “2014” rows reflect the MIP award payments that we made to each individual during the first quarters of 2015 and 2014, respectively. In light of market conditions in 2015 and the resulting reduction in the Company’s revenue, the CEO voluntarily declined all cash incentive award payments that would have been earned under the 2015 MIP, an amount equal to $229,888.

(6)

All amounts reflected in this column for 2015 represent contributions that we made to each individual’s 401(k) Plan account, contributions we made related to profit sharing for 2015 and matching contributions made in connection with our deferred compensation plan. The table below summarizes the amounts of such contributions and profit sharing for 2015. In the first quarter 2015, all matching contributions under the Company’s 401(k) Plan and deferred compensation plan were suspended.

Name	401(k) Plan Contributions	Profit Sharing	Deferred Compensation Plan
C. Christopher Gaut	5,257	—	15,792

(7)	Mr. Gaut does not receive compensation for service as a director.

Grants of plan-based awards for 2015

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Non-Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (3)(4)	All Other Option Awards: Number of Securities Underlying Options (3)(5)	Exercise or Base Price of Option Awards (5) ($/Share)	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)				Awards (6) ($)
C. Christopher Gaut					—	843,750	1,687,500
	2/20/2015								170,710	18.68	1,124,979
	2/20/2015							60,220			1,124,910
	2/20/2015	15,055	60,220	120,440							1,225,797
James W. Harris					—	319,902	639,804
	2/20/2015								45,520	18.68	299,977
	2/20/2015							16,060			300,001
	2/20/2015	4,015	16,060	32,120							326,907
Prady Iyyanki					—	475,000	950,000
	2/20/2015								60,700	18.68	400,013
	2/20/2015							21,410			399,939
	2/20/2015	5,353	21,410	42,820							435,808
James L. McCulloch					—	277,322	554,644
	2/20/2015								32,880	18.68	216,679
	2/20/2015							11,600			216,688
	2/20/2015	2,900	11,600	23,200							236,123
Pablo G. Mercado					—	141,032	282,064
	2/20/2015								19,220	18.68	126,660
	2/20/2015							6,780			126,650
	2/20/2015	1,695	6,780	13,560							138,009

(1)

The amounts in this column represent the estimated future payouts under the long-term incentive plan for performance awards approved by the Committee during 2015. The performance awards were granted to the Company’s executive officers and are based upon our TSR, measured over a one-, two and three-year performance period. These awards are settled in the Company’s shares of common stock upon the attainment of specified performance goals based on relative TSR. If the minimum threshold for the performance period is not met, no amount will be paid for that period. Payments are calculated by linear interpolation for performance between the threshold and target and between the target and maximum for each component. For additional information about performance awards, please read “Compensation Discussion and Analysis — Elements of compensation for our named executive officers.”

(2)

These columns represent awards under our 2015 MIP. For additional information about the 2015 MIP, please read “Compensation Discussion and Analysis — Elements of compensation for our named executive officers.”

(3)

All awards in this column were made pursuant to our 2010 Plan. For additional information about the 2010 Plan, please read “Compensation Discussion and Analysis — Elements of compensation for our named executive officers — Long-Term Equity Based Incentives.”

(4)	This column consists of restricted stock units, which vest in four equal annual installments beginning on the first anniversary of the grant date.
(5)

This column consists of options to purchase our common stock granted in February 2015 and become exercisable in four equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary on the date of issuance. The exercise price may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of our common stock. The exercise price for these nonqualified stock options represents the closing price of our common stock on the date of grant.

(6)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.

Outstanding equity awards at 2015 fiscal year end

The table below sets forth awards that were granted under the 2010 Plan and prior to the adoption thereof. Expiration dates are also shown for each individual award. Additionally, no performance-based equity grants were made prior to 2013.

	Option Awards					Stock Awards			Equity Incentive Plan Awards
	Number of securities underlying unexercised options			Option exercise	Option expiration	Number of shares of stock that have not		Market value of shares of stock that have not vested (1)	Unearned shares that have not vested (2)	Market value of unearned shares that have not vested (1)
	exercisable	unexercisable		price	date	vested		($)	(#)	($)
C. Christopher Gaut	2,002,609	—		$7.68	08/01/2020	16,558	(7)	206,313	70,588	879,520
	145,687	48,563	(3)	$20.00	04/12/2022	20,475	(8)	255,119
	63,425	63,425	(4)	$26.05	02/21/2023	31,297	(9)	389,961
	33,312	99,639	(5)	$26.96	02/21/2024	60,220	(10)	750,341
	—	170,710	(6)	$18.68	02/20/2025
James W. Harris	192,000	—		$7.68	08/01/2020	4,995	(7)	62,238	18,768	233,852
	21,053	—		$7.68	11/29/2020	5,120	(8)	63,795
	9,509	—		$15.35	12/7/2021	8,346	(9)	103,991
	43,845	14,615	(3)	$20.00	04/12/2022	16,060	(10)	200,108
	15,855	15,855	(4)	$26.05	02/21/2023
	8,856	26,571	(5)	$26.96	02/21/2024
	—	45,520	(6)	$18.68	02/20/2025
Prady Iyyanki	11,809	35,427	(5)	$26.96	02/21/2024	31,961	(11)	398,228	23,883	297,582
	—	60,700	(6)	$18.68	02/20/2025	11,128	(9)	138,655
						21,410	(10)	266,769
James L. McCulloch	116,500	—		$7.68	10/25/2020	4,163	(7)	51,871	13,633	169,867
	36,352	12,118	(3)	$20.00	04/12/2022	4,160	(8)	51,834
	12,885	12,885	(4)	$26.05	02/21/2023	6,028	(8)	75,109
	6,396	19,191	(5)	$26.96	02/21/2024	11,600	(10)	144,536
	—	32,880	(6)	$18.68	02/20/2025
Pablo G. Mercado	30,700	—		$15.35	12/02/2021	2,313	(7)	28,820	7,948	99,026
	20,535	6,845	(3)	$20.00	04/12/2022	2,305	(8)	28,720
	7,135	7,135	(4)	$26.05	02/21/2023	3,525	(9)	43,922
	3,739	11,220	(5)	$26.96	02/21/2024	6,780	(10)	84,479
	—	19,220	(6)	$18.68	02/20/2025

(1)	Amounts in this column were calculated by assuming a market value of our common stock of $12.46 per share, the closing price of our common stock on December 31, 2015.
(2)

The number of unearned performance share awards and market value of unearned performance share awards disclosed in these columns assume that each unearned performance share award grant is paid out at the threshold level of performance in our common stock using the closing share price on December 31, 2015, except where the performance during the completed fiscal years over which performance for each grant is measured has exceeded the threshold, in which case the amounts are based on the next higher performance measure (target or maximum). Performance unit award grants are based upon a three-year cycle with vesting at the end of the cycle. The performance awards may only be settled in common stock.

(3)	Options vest on April 12, 2016.
(4)	Options vest annually in equal installments over a two-year period on each of February 21, 2016 and 2017.
(5)	Options vest annually in equal installments over a three-year period on each of February 21, 2016, 2017 and 2018.
(6)	Options vest annually in equal installments over a four-year period on each of February 20, 2016, 2017, 2018 and 2019.
(7)	Restricted stock vests on April 12, 2016.
(8)	Restricted stock units vest annually in equal installments over a two-year period on each of February 21, 2016 and 2017.
(9)	Restricted stock units vest annually in equal installments over a three-year period on each of February 21, 2016, 2017 and 2018.
(10)	Restricted stock units vest annually in equal installments over a four-year period on each of February 20, 2016, 2017, 2018 and 2019.
(11)	Restricted stock units vest annually in equal installments over a three-year period on each of January 13, 2016, 2017 and 2018.

Options exercised and stock vested in the 2015 fiscal year

Values shown in the table below were calculated by multiplying the number of shares of restricted stock or restricted stock units that vested by the market value of our common stock on the date of vesting and stock options exercised by the difference between the market value of our common stock on the date of exercise and the exercise price of such stock options.

	Stock Awards		Option Awards
	Number of shares acquired on vesting	Value realized on vesting	Stock option awards exercised	Value realized upon exercise
C. Christopher Gaut	37,227	$754,343	95,000 (1)	$669,750
James W. Harris	12,123	$233,542	30,000 (1)	$199,500
Prady Iyyanki	14,362	$249,000	—	—
James L. McCulloch	8,251	$168,945	—	—
Pablo G. Mercado	4,639	$94,887	—	—

(1) All options were exercised and held by Messrs. Gaut and Harris.

Pension benefits

We maintain a 401(k) Plan for our employees, including our named executive officers, but our named executive officers do not participate in a defined benefit pension plan.

Non-qualified deferred compensation

In 2013, we adopted a non-qualified deferred compensation plan that permits eligible participants, including our named executive officers, to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations. In February 2015 and in light of the suspension of the Company’s 401(k) matching program, the Committee determined it was appropriate to suspend matching contributions on participant deferrals under the deferred compensation plan.

The plan provides that a participant may defer up to 50% of his base compensation and all or any portion of his bonus. All deferred amounts are credited with earnings through the date paid.

Each named executive officer is 100% vested in all prior matching contributions as a result of having satisfied the service requirements. Benefits under the plan are paid upon termination of employment in a cash lump sum or in annual installments over a period not longer than five years, as the participant elects. The Committee is responsible for administering this plan.

Upon a “change of control” within the meaning of the 2010 Plan, all account balances will be fully vested.

The following table provides detail with respect to each defined contribution that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End
C. Christopher Gaut	1,180,853	—	50,136	—	1,230,989
James W. Harris	350,934	—	13,655	—	364,589
Prady Iyyanki	—	—	—	—	—
James L. McCulloch	—	—	—	—	—
Pablo G. Mercado	52,165	—	2,170	—	54,335

Employment agreements

We entered into employment agreements with Messrs. Gaut and Harris effective August 2, 2010. We entered into an employment agreement with Messrs. McCulloch and Iyyanki effective October 25, 2010 and January 13, 2014, respectively. Mr. Mercado is not a party to an employment agreement with Forum. In January 2016, Messrs. Gaut, Harris, Iyyanki and McCulloch voluntarily agreed to a ten percent reduction in their annual base salary and declined their 2015 bonus in order to support our cost reduction initiatives, and waived any claims under their employment agreements related thereto. None of the contracts provide for excise tax protections in the event of a change in control.

Each employment agreement contains substantially similar provisions with the exception of the determination of the amount of the severance benefit described below under “Quantification of payments.” Each employment agreement automatically extends for one-year periods on the anniversary of the effective date unless either party gives sixty days prior written notice of its intention to not renew the term of employment. The employment term can also be terminated at any time upon prior written notice by us or the executive. Each employment agreement provides that the annual base salary for the executive will not be less than the following: Mr. Gaut, $625,000; Mr. Harris, $300,000; Mr. Iyyanki, $475,000; and Mr. McCulloch, $285,000. Each executive will be eligible to participate in, and may be awarded an annual bonus under, our annual cash incentive bonus program if certain performance targets are met for the performance period, which is expected to be each calendar year. Under each of the employment agreements, if the executive’s employment is terminated prior to the expiration of the term by the executive for good reason, by notice of non-renewal by us or by our action for any reason other than the executive’s death or disability or for cause, subject to the executive’s execution and nonrevocation of a release within the period specified in the employment agreement, the executive will be entitled to receive certain severance payments and benefits from us. Please see the “Potential payments upon termination and change in control” section below for a more detailed description of the terms and payments provided under each of the employment agreements in connection with severance benefits upon certain terminations of employment.

Potential payments upon termination and change in control

The employment agreements we maintain with our named executive officers will provide the executives with severance benefits upon certain terminations of employment, and the individual award agreements that govern our stock option and restricted stock awards under the 2010 Plan contain accelerated vesting provisions that will apply upon a Change in Control (as defined below).

The employment agreements for each of our named executive officers contain similar termination provisions. Under the employment agreements, if the executive’s employment is terminated prior to the expiration of the term by the executive for good reason (as defined below), by notice of non-renewal by us or by our action for any reason other than his death or disability (as defined below) or for cause (as defined below), subject to the executive’s execution and nonrevocation of a release within the period specified in the employment agreement, the executive will be entitled to receive the following benefits: (1) a lump sum payment of an amount equal to the applicable “severance multiple” times the sum of his annual base salary at the time of the termination plus a specified percentage of his annual base salary, (2) a lump sum payment of an amount equal to his unpaid bonus for the prior calendar year, if any, payable at the same time such bonus is paid to active executives, (3) a lump sum payment of an amount equal to his bonus for the calendar year in which his termination occurs, if any, as determined in good faith by our board of directors in accordance with the performance criteria established pursuant to the employment agreement, prorated through and including the date of termination, payable at the same time as such bonus is paid to active executives and (4) if he elects COBRA continuation coverage for himself and his eligible dependents, monthly reimbursement of the differential between the COBRA premium and the active executive contribution amount for such coverage under our group health plans for up to eighteen months.

The employment agreements provide that the “severance multiple” in clause (1) above is two for each of our named executive officers unless the executive’s termination of employment occurs on or within two years after the occurrence of a Change in Control, in which case the “severance multiple” is three. The employment agreements for our named executive officers provide that any payments or benefits to which the executive may be entitled (whether under the employment agreement or otherwise), which would be subject to a parachute payment excise tax under Section 4999 of the Code will be reduced to an amount that would no longer create a parachute payment or be paid in full, whichever produces the better net after-tax position for the executive. If a named executive officer’s employment is terminated for any reason other than those described above, the employment agreements state that the executive will continue to receive his compensation and benefits to be provided by us until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of his employment. Under the terms of the employment agreements, subject to certain exceptions, the executives may not compete in the market in which we and our respective affiliates engage during his employment and for two years following the termination of his employment.

The employment agreements define the term “Good Reason” as any of the following events: (1) a material decrease in annual base salary (other than as part of a decrease of up to 10% for all of our executive officers); (2) in the case of Mr. Gaut, the executive’s demotion from his current position with Forum, and in the case of Messrs. Harris, Iyyanki and McCulloch a material diminution in the executive’s authority, duties or responsibilities (other than certain changes in management structure primarily affecting reporting responsibility); or (3) an involuntary relocation of the geographic location of the executive’s principal place of employment by more than 75 miles. “Disability” is generally defined as an executive’s inability to perform the executive’s duties or fulfill his obligations under the employment agreement by reason of any physical or mental impairment for a continuous period of not less than three months. The employment agreements state that a termination for “Cause” will occur when an executive has (a) engaged in gross negligence or willful misconduct in the performance of his duties with respect to us, (b) materially breached any material provision of his employment agreement or any written corporate policy, (c) willfully engaged in conduct that is materially injurious to us or (d) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude.

Mr. Mercado is a participant in our severance plan, which is made available to certain individuals designated by our Chief Executive Officer. Under the severance plan, if the participant incurs a qualifying termination event (as defined in the severance plan), the participant will be entitled to receive a severance benefit equal to a lump sum payment of an amount equal to the applicable “severance multiple” times the sum of his annual base salary at the time of the termination plus such amounts the participant could have received in cash had he not elected to contribute to an employee benefit plan maintained by us. The severance plan provides that the “severance multiple” is one for each participant unless the participant’s termination of employment occurs on or within two years after the occurrence of a Change in Control, in which case the “severance multiple” is two.

In terms of the severance benefits payable to our named executive officers under the circumstances described above that are based on the “severance multiple,” the following table sets out the formula for determining the amount of such benefits for the named executive officers under the agreements or the severance plan, as applicable.

Executive	Base salary as of December 31, 2015 (“B”)	2015 annual bonus target (“T”) as a percent of base	Severance amount for termination not within 2 years after a change in control	Severance amount for termination within 2 years after a change in control
C. Christopher Gaut	$675,000	125	2 times (B+T)	3 times (B+T)
James W. Harris	$399,877	80	2 times (B+T)	3 times (B+T)
Prady Iyyanki	$475,000	100	2 times (B+T)	3 times (B+T)
James L. McCulloch	$346,653	80	2 times (B+T)	3 times (B+T)
Pablo G. Mercado	$282,064	50	1 times (B+T)	2 times (B+T)

“Change in Control” is generally defined in the employment agreements to occur upon (1) the acquisition by an individual, entity or group (within the meaning of the Exchange Act) of the beneficial ownership of fifty percent or more of either (a) our then outstanding shares of common stock, or (b) the combined voting power of our then outstanding voting securities entitled to vote in our election of directors; (2) the date the individuals who, immediately following the time when our stock became publicly traded, constitute our board of directors

(and certain approved individuals who become directors after such time) cease to constitute a majority of the board of directors; or (3) the consummation of a corporate transaction (merger, reorganization, consolidation or a sale of all or substantially all of our assets) unless, following that transaction, all or substantially all of the individuals and entities that were the beneficial owners of our outstanding common stock and outstanding voting securities prior to the transaction still beneficially own more than fifty percent of those shares of common stock or voting power of the resulting entity following the transaction and at least a majority of the members of the board of directors of the ultimate parent entity resulting from the transaction were members of our board of directors at the time of the execution of the agreement that led to the transaction.

The restricted stock, restricted stock unit and stock option award agreements under our 2010 Plan have accelerated vesting provisions in the event of a Change in Control (the 2010 Plan and award agreements contain substantially the same definition of a Change in Control as provided within the named executive officer’s employment agreement). If a Change in Control occurs during the period of time that the award is still outstanding, any unvested portion of the award will immediately vest so long as the executive has been continuously employed with us from the date of grant until the Change in Control event. With respect to the performance share awards, in the event of a Change in Control (as defined in the 2010 Plan) all performance share awards will vest and be earned at the target level for each applicable performance period. All incentive awards issued in February 2016 include double trigger change in control vesting provisions.

Quantification of payments

The table below discloses the amount of compensation and/or benefits due to our named executive officers in the event of their termination of employment and/or in the event we undergo a Change in Control. The amounts disclosed assume such termination and/or the occurrence of such Change in Control was effective December 31, 2015, and uses the closing price of our common stock on that date of $12.46. The column titled “Termination without cause, for good reason or due to non-extension by company not within a two-year period following a change in control” utilizes the one times (B+T) formula above, except for Mr. Mercado who would receive one times base salary, while the column titled “Termination without cause, for good reason or due to non-extension by company within a two-year period following a change in control” utilizes the three times (B+T) formula, except for Mr. Mercado who would receive two times base salary. COBRA premiums reflected below are based upon the monthly premiums in effect for each of the named executive officers with respect to medical, dental and vision expenses effective as of January 1, 2016 for a period of eighteen months. The amounts below constitute estimates of the amounts that would be paid out to our named executive officers upon their respective terminations and/or upon a Change in Control under such arrangements, but final amounts can only be determined with certainty upon the actual event. The actual amounts to be paid out are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a Change in Control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Named Executive Officer	Termination due to death or disability ($)	Termination without cause, for good reason or due to non-extension by company not within a two-year period following a change in control ($)	Termination without cause, for good reason or due to non-extension by company within a two-year period following a change in control ($)		Change in control without termination ($)
C. Christopher Gaut
Salary	N/A	1,350,000	2,025,000		—
Bonus Amounts	N/A	1,687,500	2,531,250		—
COBRA Premiums	N/A	13,798	13,798		—
Accelerated Equity Vesting (1)	900,721	N/A	2,868,790		2,868,790
Total	900,721	3,051,298	7,438,838	(2)	2,868,790
James W. Harris
Salary	N/A	799,754	1,199,631		—
Bonus Amounts	N/A	639,803	959,705		—
COBRA Premiums	N/A	20,318	20,318		—
Accelerated Equity Vesting (1)	237,450	N/A	765,218		765,218
Total	237,450	1,459,875	2,944,872	(2)	765,218
Prady Iyyanki
Salary	N/A	950,000	1,425,000		—
Bonus Amounts	N/A	950,000	1,425,000		—
COBRA Premiums	N/A	20,318	20,318		—
Accelerated Equity Vesting (1)	261,448	N/A	1,193,680		1,193,680
Total	261,448	1,920,318	4,063,998	(2)	1,193,680
James L. McCulloch
Salary	N/A	693,306	1,039,959		—
Bonus Amounts	N/A	554,645	831,967		—
COBRA Premiums	N/A	1,423	1,423		—
Accelerated Equity Vesting (1)	175,237	N/A	569,210		569,210
Total	175,237	1,249,374	2,442,559	(2)	569,210
Pablo G. Mercado
Salary	N/A	282,064	564,128		—
Bonus Amounts	N/A	—	—		—
COBRA Premiums	N/A	—	—		—
Accelerated Equity Vesting (1)	101,424	N/A	328,608		328,608
Total	101,424	282,064	892,736	(2)	328,608
Total	1,676,280	7,962,929	17,783,003		5,725,506

(1)

Calculated based on (i) the difference between the closing price of our common stock on December 31, 2015 ($12.46) and the exercise price of unvested stock options as of such date, in the case of stock options, and (ii) the closing price of our common stock on December 31, 2015 ($12.46), in the case of restricted stock, restricted stock units or performance shares.

(2)	Each of our NEO’s compensation may be reduced such that no portion of such amounts and benefits received are subject to an excise tax under Section 4999 of the Code.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued under our existing equity compensation plan as of December 31, 2015.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	4,179,792	$10.80	9,141,329	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	4,179,792	$10.80	9,141,329

(1)	Consists of the 2010 Plan and the Employee Stock Purchase Plan.

(2)

Shares remaining available for issuance under the 2010 Plan with respect to awards (other than outstanding awards) could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. From January 1, 2016 through March 21, 2016, we have issued an additional 2,487,290 awards under the plan in the form of restricted stock units, restricted stock, stock options and performance shares assuming achievement of targets set by the board of directors). In 2015, we issued 178,458 shares of common stock under our Employee Stock Purchase Plan.

PROPOSAL 3: APPROVAL OF THE FORUM ENERGY TECHNOLOGIES, INC.

2016 STOCK AND INCENTIVE PLAN

Our board of directors has unanimously adopted a resolution to submit to a vote of our stockholders the Forum Energy Technologies, Inc. 2016 Stock and Incentive Plan (the “2016 Plan”), as set forth in Appendix A to this proxy statement. We are seeking shareholder approval of the 2016 Plan to preserve tax deductions available under section 162(m) of the Internal Revenue Code. We are not seeking approval for additional shares under the 2016 Plan.

We currently maintain the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan, as amended from time to time (the “2010 Plan”). As of March 21, 2016, the 2010 Plan had 6,697,653 shares of our common stock available for future awards. If this proposal is adopted, the 2010 Plan will expire but continue to govern outstanding awards previously granted under it; all shares remaining available for awards under the 2010 Plan will become available for awards under the 2016 Plan and future equity awards will be granted under the 2016 Plan.

The 2016 Plan’s purposes are to: (i) attract able persons to serve as employees, directors and consultants to Forum and its affiliates, (ii) to strengthen such individuals’ concern for the long-term welfare of Forum and its affiliates, and (iii) to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of Forum and its affiliates over the long-term.

Vote Required and Board Recommendation

If the votes cast in person or by proxy at the annual meeting in favor of Proposal 3 exceed the votes cast opposing the proposal, the 2016 Plan will be approved; provided that votes representing more than 50% of Forum’s outstanding shares of common stock are cast on the proposal. If stockholders approve the 2016 Plan, Forum’s authority to grant awards under the 2010 Plan will terminate. If stockholders do not approve the 2016 Plan, Forum will continue to have the authority to grant awards under the 2010 Plan. Your board of directors unanimously recommends a vote “FOR” approval of the 2016 Stock and Incentive Plan taking into account the following:

•	Forum believes that its employees, directors and consultants are recognized as the best in the industry and that equity-based compensation is critical to their recruitment and retention.

•	The Committee believes that awards under the 2016 Plan are a strategically favorable means of assuring employee, director and consultant alignment with stockholders.

Forum believes that awards under the 2016 Plan support our “pay-for-performance” philosophy and motivate employees, directors and consultants both to achieve short-term business goals and to enhance long-term stockholder value.

Summary of the 2016 Plan

The following summary of the 2016 Plan is qualified by reference to the full text thereof, which is attached as Appendix A to this proxy statement.

Important Features of the 2016 Plan

The 2016 Plan contains the following important features:

•	No additional shares are being requested for approval;
•	Stock options and stock appreciation rights may not have an exercise price less than fair market value on the date of grant and may not have an exercise period in excess of ten years;
•

The exercise price of an option or stock appreciation right may not be reduced nor may an option or stock appreciation right be exchanged for cash, an option or stock appreciation right with a lower exercise price or a new award without prior stockholder approval;

•

Awards under the 2016 Plan payable in shares of common stock are subject to a minimum restricted period or vesting period of one year, provided that five percent of shares available for award are not subject to such minimum vesting or restriction period;

•

The 2016 Plan does not provide for automatic single-trigger vesting upon a change in control; rather, the 2016 Plan provides for double trigger vesting such that awards automatically vest only if a participant is involuntarily terminated without cause or terminates with good reason within two years after a change in control;

•	Awards under the 2016 Plan are subject to Forum’s Stock Ownership Requirements Policy; and
•	Awards under the 2016 Plan are subject to recoupment or clawback pursuant to any applicable law, securities exchange listing standards or policy of Forum.

Shares of Common Stock Reserved

The aggregate number of shares of common stock that may be issued under the 2016 Plan with respect to awards may not exceed the number of shares of common stock reserved but not issued under the 2010 Plan as of the date of the annual meeting. As previously approved by our stockholders, to the extent that an award under the 2016 Plan lapses or the holder’s rights terminate, shares subject to such award shall again become available for awards under the 2016 Plan. In addition, shares that are forfeited, surrendered in payment for the purchase price or exercise price of an award, and shares withheld to pay applicable taxes associated with awards shall again become available for awards under the 2016 Plan. Shares awarded under the 2016 Plan may consist of authorized but unissued common stock or common stock previously issued and reacquired by Forum.

Award Limitations

Awards under the 2016 Plan are subject to the following maximum limitations:

•	No participant may receive in any one calendar year awards denominated in shares, options or stock appreciation rights with respect to more than 2 million shares of common stock;
•	No participant may be granted in any one calendar year cash awards having a grant date value in excess of $20,000,000;
•	Any payment pursuant to a performance award shall be paid no later than ten years after the grant date of such award; and
•	Awards to non-employee directors in any one calendar year may not have a grant date value in excess of $950,000.

Minimum Vesting Restrictions

Except for awards under the 2016 Plan that are payable solely in cash, all awards under the 2016 Plan are subject to a minimum vesting period of one year from the date of grant (the “Minimum Restrictions”). Notwithstanding the forgoing, the one-year minimum vesting provisions do not apply to 5% of the total shares available for awards under the 2016 Plan. Since April 2012, the Company has made only one equity grant with a vesting period that was less than one-year. The vast majority of our awards have included a four year vesting period. All awards to our named executive officers also include a four year vesting schedule with the exception of performance share awards, which are designed to track the Company’s one, two and three year total shareholder return. On a going forward basis, we are committed to including multi-year vesting schedules in all award grants, except for extraordinary circumstances.

Stock Ownership Requirements Policy

Awards under the 2016 Plan are subject to Forum’s Stock Ownership Requirements Policy (the “Stock Ownership Policy”). Refer to the disclosure of the policy under “Executive Stock Ownership Requirements” on page 44 of this proxy statement. The Stock Ownership Policy provides that the our Chief Executive Officer must maintain a level of ownership in us that is greater than or equal to six times his or her annual base salary. In addition, the Stock Ownership Policy includes similar holding requirements for our executive officers and directors, although at lower multiples of annual salary or retainer. All of the Company’s executive officers and directors are currently in compliance with the Stock Ownership Policy. Given that the Stock Ownership Policy requires a significant number of shares to be held, which clearly aligns directors and executives with the interests of stockholders, we believe that this is more effective than imposing a minimum holding period. We also believe that imposing such a holding period in addition to the Stock Ownership Policy would be unduly restrictive for executive officers.

Eligibility for Participation

All employees and consultants of Forum and its affiliates and all non-employee directors of Forum are eligible for awards under the 2016 Plan.

Administration

The 2016 Plan is administered by the Nominating, Governance & Compensation Committee of Forum’s board of directors or any other committee that may be designated by the board of directors (the “Committee”). The Committee or our board of directors will select the employees, consultants and non-employee directors who will receive awards, determine the type and terms of awards to be granted, interpret and administer the 2016 Plan, prescribe rules and regulations relating to the 2016 Plan and to make all other determinations necessary or advisable for administering the 2016 Plan. Our Chief Executive Officer may be delegated authority to administer the 2016 Plan, including making awards thereunder, however, neither the board of directors nor the Committee may delegate to any person the authority to grant Awards to, or take other action with respect to, participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Subject to the express terms of the 2016 Plan, the Committee may accelerate the vesting or exercisability of an award, eliminate or make less restrictive the restrictions contained in an award and waive restrictions or other provisions in an award. This represents a continuation of the authority previously granted to the Committee by our stockholders. Our executives receive long-term equity awards, which form a substantial percentage of their annual compensation. Our equity award agreements generally provide for forfeiture of unvested awards. If the Committee does not retain the ability to accelerate, which they would do when “good actors” choose to retire, the retention value of equity grants to executives at or close to retirement age would be lost. On a historical basis, the Committee has exercised its discretion to accelerate awards only twice, both in connection with the retirement of two executives, one in 2013 and another in 2014. Both executives were key players in our founding and development.

Terms, Conditions and Limitations of Awards

Stock Options. Stock options are subject to such terms and conditions as may be established by the Committee and are not inconsistent with the 2016 Plan. The option exercise price cannot be less than the fair market value per share of the common stock on the date of grant, and stock options may not be exercised more than 10 years after the date of grant. Stock options granted to employees may be incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, nonqualified stock options or a combination thereof. Directors are not eligible for ISOs but may be granted nonqualified stock options. The Committee may neither lower a granted option’s exercise price nor exchange a granted option for cash, an option with a lower exercise price or a new award.

Stock Appreciation Right. The Committee may grant an award that is in the form of a stock appreciation right (“SAR”). A SAR is the right to receive an amount of common stock or cash equal to the appreciation in value of a specified number of shares of common stock over a particular period of time. SARs are subject to such terms and conditions as may be established by the Committee and are not inconsistent with the 2016 Plan. The SAR exercise price cannot be less than the fair market value per share of the common stock on the date of grant, and SARs may not be exercised more than 10 years after the date of grant. The Committee may neither lower an awarded SAR’s exercise price nor exchange an awarded SAR for cash, a SAR with a lower exercise price or a new award.

Restricted Stock Award. The Committee may grant an award of common stock to participants subject to certain forfeiture restrictions. In addition to the Minimum Restrictions, such forfeiture restrictions may include (i) the attainment of one or more performance measures, (ii) the attainment of a specified employment term, (iii) the occurrence of an event or (iv) any combination of the above. The Committee has the sole discretion to determine forfeiture restrictions and it may vary the forfeiture restrictions for each award. Participants may receive dividends with respect to common stock subject to a restricted stock award and may vote such shares, but they may not sell, transfer, pledge, or otherwise dispose of the common stock until the forfeiture restrictions have lapsed. A participant is not required to make a payment for common stock received pursuant to a restricted stock award unless required by applicable law.

Restricted Stock Unit Award. The Committee may grant restricted stock units to participants, which may be payable in cash, shares of common stock or a combination thereof. Restricted stock unit awards will be subject to certain forfeiture restrictions. In addition to the Minimum Restrictions, such forfeiture restrictions may include (i) the attainment of one or more performance measures, (ii) the attainment of a specified employment term, (iii) the occurrence of an event or (iv) any combination of the above. The Committee has the sole discretion to determine forfeiture restrictions and it may vary the forfeiture restrictions for each award. In the Committee’s discretion, cash dividend equivalents may be paid on restricted stock unit awards but the recipients of such awards will not otherwise be entitled to the privileges and rights of stockholders unless the award is denominated in common stock and until common stock is delivered to the participants.

Bonus Stock Award. The Committee may grant participants unrestricted shares of common stock on such terms and conditions as the Committee shall determine. Bonus stock awards are not subject to the Minimum Restrictions and are limited to no more than 5% of the total shares available for awards under the 2016 Plan. In its sole discretion, the Committee will determine the purchase price, if any, for common stock issued as a bonus stock award.

Performance Measures. The Committee may condition any award under the 2016 Plan on the achievement of one or more performance measures. The Committee shall determine the performance measures to be achieved and the length of time allowed to achieve any performance measures. The term “performance measures” means the measures established by the Committee that are to be achieved with respect to an award, which may be absolute, relative to one or more other companies, relative to one or more indices, or measured by reference to Forum alone, an affiliate, a business unit of Forum or an affiliate, or Forum together with one or more of its affiliates.

The performance measures intended to qualify under Section 162(m) of the Internal Revenue Code, shall include one or more of the following: (i) the price of a share of common stock, (ii) earnings per share,

(iii) market share, (iv) sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow or return on investment, (viii) the earnings or earnings margin before or after interest, taxes, depreciation, and/or amortization, (ix) the economic value added, (x) the return on capital, assets, or stockholders’ equity, (xi) the total stockholders’ return, (xii) working capital efficiency, (xiii) safety performance, (xiv) after-tax operating income, (xv) capital efficiency, (xvi) cash from operations, (xvii) cost ratios, (xviii) cost reductions, (xix) customer growth, (xx) debt reduction, (xxi) earnings per share growth, (xxii) increase in cash flow, (xxiii) increase in cash flow return, (xxiv) increased revenue, (xxv) internal rate of return, (xxvi) net cash flow, (xxvii) net cash flow before financing activities, (xxviii) net income per share, (xxix) proceeds from dispositions, (xxx) project completion time and budget goals, (xxxi) return on equity, (xxxii) return on net assets, (xxxiii) return on capital compared to cost of capital, (xxxiv) return on capital employed, (xxxv) return on invested capital, (xxxvi) revenue ratios, (xxxvii) shareholder value, (xxxviii) total market value, or (xxxix) any combination of the foregoing.

The Committee determines, at the time the award is granted, which measures to use with respect to an award and the weighting of the objectives if more than one is used. A performance measure may include multiple measuring levels, with the size of the performance award based on the level attained. A performance measure need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

Performance Awards. A qualified performance award is subject to the achievement of one or more of the objective performance measures listed above over a performance period determined by the Committee. Performance awards may also be nonqualified, in which case they shall be based on the achievement of goals determined by the Committee. The Committee may grant a performance award consisting of any type of award or combination of awards. In its discretion, the Committee may adjust the amount of cash or shares payable pursuant to a qualified performance award downward, but the Committee may not adjust such awards upward. A participant is not entitled to the privileges and rights of a stockholder for performance awards covering shares of common stock until such shares are delivered to the participant.

Cash Award. The Committee may grant an award in cash. Any such cash award shall be subject to performance measures as determined by the Committee.

Other Terms and Limitations

Transferability. Awards under the 2016 Plan, other than ISOs, generally will not be transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or with the consent of the Committee. ISOs generally will not be transferable other than by will or the laws of descent and distribution and will be exercisable during the participant’s lifetime only by such participant or the participant’s guardian or legal representative.

Adjustments to Awards Following Grant. In limited circumstances, awards granted under the 2016 Plan may be adjusted. If Forum recapitalizes, reclassifies its stock, or otherwise changes its capital structure, the number and class of shares of common stock or other property covered by an award shall be adjusted as if the grantee of such an award held the stock covered by the award immediately prior to the recapitalization, and the shares available for grant and share limits under the 2016 Plan shall also be adjusted to reflect the change.

In the event (i) of a merger, consolidation or reorganization, (ii) of a sale of substantially all Forum’s assets, (iii) of liquidation of Forum, (iv) of an acquisition by a person of more than 50% of Forum’s outstanding voting stock or (v) any members of Forum’s board of directors immediately following the 2016 Annual Meeting (including any subsequent directors approved by a majority of the incumbent board) cease to constitute a majority of the board of directors, the Committee shall effect one or more of the following to prevent diminution or enlargement of the intended benefits under the 2016 Plan: (a) accelerate the vesting and exercisability of awards; (b) require participants to surrender some or all of their outstanding awards in exchange for cash; or (c) make adjustments to the then outstanding awards (as well as shares available for grant under the 2016 Plan and share-based 2016 Plan limits) as the Committee deems appropriate to reflect the event, including adjusting the awards to include securities of the surviving or acquiring corporation or other property.

Tax Withholding. Forum has the right to deduct any taxes required by law to be withheld from all awards and to require any payments required to enable it to satisfy its withholding obligations.

Change in Control. If a participant’s employment with Forum is terminated involuntarily by Forum without “cause” (as defined in the 2016 Plan) or by the participant for “good reason” (as defined in the 2016 Plan) within two years after a “change in control” of Forum (as defined in the 2016 Plan), then any award held by the participant at the time of termination that is not a performance award will become fully vested and exercisable and any such award that is a performance award shall become vested and deemed to be earned at the target level.

Clawback. Awards under the 2016 Plan are subject to recoupment or clawback pursuant to any policy of Forum or requirements of law or securities exchange listing standards.

Amendment and Termination. The board of directors may terminate the 2016 Plan at any time with respect to shares of common stock that have not been granted under the 2016 Plan. The board of directors may alter or amend the 2016 Plan from time to time provided that no change in the 2016 Plan materially impairs a participant’s rights with respect to awards previously granted without the participant’s consent. No amendment or alteration shall be effective prior to stockholder approval to the extent the board of directors determines such approval is required by applicable laws, regulations or exchange requirements.

Determinable New Plan Benefits

Awards to our officers and other employees under the 2016 Plan will be made in accordance with future decisions of the Committee following the general guidelines of the 2016 Plan. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. Although not necessarily indicative of future grants that may be made under the 2016 Plan, please see the “Grants of plan-based awards for 2015” section above with respect to awards under the 2010 Plan to our named executive officers in 2015.

In February 2016, the Committee approved performance share awards to certain of our senior executives (including each of our named executive officers), subject to shareholder approval of the 2016 Plan at the 2016 Annual Meeting. If the shareholders do not approve the 2016 Plan, these performance share awards will immediately be forfeited and cancelled after the 2016 Annual Meeting. If shareholder approval is obtained, these awards would remain outstanding and would be earned to the extent the applicable performance and service conditions are satisfied. Please see the “2016 Awards” table above with respect to such performance share awards granted to our named executive officers in February 2016. In addition, the aggregate performance share awards granted to non-executive officers in 2016 that are subject to shareholder approval are shown in the table below:

Executive	Performance Share Awards(1)	Grant Date Value ($)
Executive Group	230,920	6,505,036
Non-Executive Officer Employee Group	26,980	760,014

(1)

The number of performance share awards disclosed in this column assumes that the performance share award grant is paid out at the target level of performance in our common stock. Payout of shares varies from 0% of target award if relative TSR performance does not meet threshold up to 200% of target award.

Federal Income Tax Consequences

Options. The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be short-term or long-term capital gain or loss.

The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the requirements in the Internal Revenue Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. The statutory holding period lasts until the later of two years from the date the ISO is granted or one year from the date the common stock is transferred to the participant pursuant to the exercise of the ISO.

If the statutory holding period requirements for an ISO are satisfied, Forum may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of: (i) the fair market value of the common stock on the date of exercise minus the option price; or, (ii) the amount realized on disposition minus the option price. Any gain in excess of that amount is capital gain, while any loss recognized will be a capital loss.

For nonqualified options, Forum is generally entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

Restricted Stock and Bonus Stock Awards. A participant acquiring a restricted stock award or a bonus stock award will generally recognize ordinary income equal to the fair market value of the shares on the vesting date of the restricted stock or the grant date of bonus stock, less any amount paid, if any, by the participant. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. With a Section 83(b) election, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss. Forum will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from restricted stock or bonus stock awards under the 2016 Plan.

Stock Appreciation Rights and Restricted Stock Units. Generally, a participant will not recognize any taxable income upon the award of SAR or restricted stock unit. At the time the participant receives the payment for the SAR or the restricted stock unit, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable compensation to the participant as ordinary income. Forum will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from SARs or restricted stock units under the 2016 Plan.

Performance Awards and Cash Awards. A participant will generally not recognize any taxable income upon the grant of performance awards or cash awards. Upon settlement of such awards, participants normally will recognize ordinary income in the year of receipt equal to the amount of cash and the fair market value of any common stock received. Forum will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from performance awards or cash awards under the 2016 Plan.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to a company’s principal executive officer or any of a company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer), to the extent the compensation is not performance-based. Forum has structured the 2016 Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow Forum to qualify the compensation, it is seeking stockholder approval of the 2016 Plan and the material terms of the related performance goals.

The exercisability of an option or SAR, the elimination of restrictions on restricted stock, or the payment of bonus stock awards, performance awards or restricted stock units, may be accelerated as a result of a change in control. If any of the foregoing occurs, and the total parachute payments to the participant are not sufficiently reduced under terms of the 2016 Plan, an excess parachute payment under the Internal Revenue Code could result, triggering a 20% excise tax (in addition to income tax otherwise owed) payable by the participant. Forum will not be entitled to a deduction for that portion of any “parachute payment” that is subject to the excise tax.

Section 409A of the Internal Revenue Code of 1986

Section 409A to the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding timing of payouts, advance election of deferrals and restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax.

In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the 2016 Plan. Forum intends that any awards granted under the 2016 Plan be exempt from or satisfy the requirements of Section 409A to avoid the imposition of excise tax thereunder.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE 2016 PLAN IS NOT COMPLETE, AND FORUM RECOMMENDS THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR ADVICE. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2016. This appointment is being presented to the stockholders for ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” such ratification.

If the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, it is not anticipated that PricewaterhouseCoopers LLP will be replaced in 2016. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2017.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2015 and 2014, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2015	2014
	(In thousands)
Audit Fees (1)	$2,804	$3,512
Audit-Related Fees (2)	—	51
Tax Fees (3)	29	128
All Other Fees (4)	2	2

Total	$2,835	$3,693

(1)

Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and subsidiary audits and services normally provided by the independent registered public accountant in connection with statutory and regulatory filings.

(2)	Audit-Related Fees consisted of fees for audit-related services, which primarily related to the acquisition of certain of our subsidiaries and our equity investment in a joint venture.

(3)	Tax Fees consisted of fees for tax services.

(4)	All Other Fees consisted of accounting research tool subscription fees.

The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Exchange Act and applicable SEC rules. All services provided by our independent public accounting firm in 2015 and 2014 were preapproved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Evelyn M. Angelle (Chairperson), Franklin Myers and John Schmitz. The Audit Committee’s purpose is to assist the board of directors in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of our independent auditors and (4) the effectiveness and performance of our internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Exchange Act and NYSE listing standards.

Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and the effectiveness of the Company’s internal controls over financial reporting, and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 issued by the Public Company Accounting Oversight Board. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from us and received from PricewaterhouseCoopers LLP the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. This discussion and disclosure informed the Audit Committee of the independence of PricewaterhouseCoopers LLP and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of PricewaterhouseCoopers LLP. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management, our internal auditors and PricewaterhouseCoopers LLP. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board of directors has approved, that these audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted,

Evelyn M. Angelle, Chairperson

Franklin Myers

John Schmitz

ADDITIONAL INFORMATION

Stockholder Proposals for the 2017 Annual Meeting

To be included in the proxy materials for the 2017 Annual Meeting of stockholders, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 2, 2016. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2017 Annual Meeting of stockholders, notice will have to be delivered or received by us no earlier than January 17, 2017 or later than February 16, 2017. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to James L. McCulloch, Secretary, Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

Copies of our annual report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, are available without charge to stockholders upon request to Mark S. Traylor, Vice President, Investor Relations and Planning, at the principal executive offices of Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024.

Householding

The SEC permits a single copy of the Notice to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one copy of the Notice unless any stockholder at that address has given the broker contrary instructions. If any such beneficial stockholder residing at such an address, however, wishes to receive a separate copy of the Notice in the future, or if any such beneficial stockholder that elected to continue to receive separate copies of the Notice wishes to receive a single copy of the Notice in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024, telephone number (281) 949-2500. We will promptly deliver, upon written or oral request to the corporate secretary, a separate copy of the Notice to a beneficial stockholder at a shared address to which a single copy of the Notice was delivered.

APPENDIX A

FORUM ENERGY TECHNOLOGIES, INC. 2016 STOCK AND INCENTIVE PLAN

FORUM ENERGY TECHNOLOGIES, INC.

2016 STOCK AND INCENTIVE PLAN

(As Established Effective as of May 17, 2016)

II.    PURPOSE OF THE PLAN

The purpose of the FORUM ENERGY TECHNOLOGIES, INC. 2016 STOCK AND INCENTIVE PLAN (the “Plan”) is to provide a means through which FORUM ENERGY TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates over the long term. Accordingly, the Plan provides for granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Restricted Stock Unit Awards, Bonus Stock Awards, Cash Awards or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant, or Director as provided herein.

III.    DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)        “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)        “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit Award, Bonus Stock Award or Cash Award.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(e)        “Cash Award” means a Performance Award denominated in cash.

(f)        “Cause” shall mean a determination by the Company that the Participant (i) has engaged in gross negligence or willful misconduct in the performance of the Participant’s duties with respect to the Company or any of its Affiliates, (ii) has materially breached any provision of any written agreement or corporate policy or code of conduct established by the Company or any of its Affiliates, (iii) has willfully engaged in conduct that is materially injurious to the Company or any of its Affiliates, or (iv) has been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude (or a crime of similar import in a foreign jurisdiction).

(g)        “Change in Control” shall have the meaning assigned to such term in Exhibit A to the Plan.

(h)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(i)        “Committee” means the Nominating, Governance and Compensation Committee of the Board, unless and until the Board designates a different committee to serve as the administrator of the Plan under Paragraph IV(a).

(j)        “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(k)        “Company” means Forum Energy Technologies, Inc., a Delaware corporation.

(l)        “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(m)        “Corporate Change” shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.

(n)        “Director” means an individual who is a non-employee member of the Board.

(o)        “Effective Date” has the meaning set forth in Paragraph III of the Plan.

(p)        “Employee” means any person in an employment relationship with the Company or any Affiliate.

(q)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)        “Fair Market Value” means, as of any specified date, the closing price of the Common Stock, if the Common Stock is listed on a national stock exchange registered under Section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deemed appropriate and as is consistent with the requirements of Section 409A of the Code.

(s)        “Forfeiture Restrictions” shall have the meaning assigned to such term in Paragraph VIII with respect to Restricted Stock or Paragraph X with respect to Restricted Stock Units, as applicable.

(t)        “Good Reason” shall have the meaning assigned to such term in the applicable Award agreement, or, if the Award agreement does not define Good Reason, Good Reason shall mean the occurrence of any of the following events without the Participant’s consent: (i) a material reduction in the Participant’s base rate of compensation from that in effect prior to the Change in Control, (ii) a material diminution in the

Participant’s authority, duties or responsibilities from those in effect prior to the Change in Control or (iii) the involuntary relocation of the geographic location of the Participant’s principal place of employment by more than 75 miles from the location of the Participant’s principal place of employment prior to the Change in Control. Notwithstanding the foregoing, any assertion by a Participant of a termination of employment for Good Reason shall not be effective unless: (x) the Participant provides written notice to the Company of such condition within 45 days of the initial existence of the condition; (y) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (z) the date of the Participant’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

(u)        “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

(v)        “Minimum Restrictions” shall have the meaning assigned to such term in Paragraph V(a) of the Plan.

(w)        “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

(x)        “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options and Nonqualified Stock Options.

(y)        “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(z)        “Participant” means an Employee, Consultant, or Director who has been granted an Award.

(aa)      “Performance Award” means an Award granted under Paragraph IX of the Plan.

(bb)      “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(cc)      “Performance Measure” means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow or return on investment, (viii) the earnings or earnings margin before or after interest, taxes, depreciation, and/or amortization, (ix) the economic value added, (x) the return on capital, assets, or stockholders’ equity, (xi) the total stockholders’ return, (xii) working capital efficiency, (xiii) safety performance, (xiv) after-tax operating income, (xv) capital efficiency, (xvi) cash from operations, (xvii) cost ratios, (xviii) cost reductions, (xix) customer growth, (xx) debt reduction, (xxi) earnings per share growth, (xxii) increase in cash flow, (xxiii) increase in cash flow return, (xxiv) increased revenue, (xxv) internal rate of return, (xxvi) net cash flow, (xxvii) net cash flow before financing activities, (xxviii) net income per share, (xxix) proceeds from dispositions, (xxx) project completion time and budget goals, (xxxi) return on equity, (xxxii) return on net assets, (xxxiii) return on capital compared to cost of capital, (xxxiv) return on capital employed, (xxxv) return on invested capital, (xxxvi) revenue ratios, (xxxvii) shareholder value, (xxxviii) total market value, or (xxxix) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indices, or measured by reference to the Company alone, an Affiliate, a business unit of the Company or an Affiliate, or the Company together with one or more of its Affiliates. Unless otherwise stated, such Performance Measures need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs,

(b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary items as described in FASB ASC Topic No. 360 and/or nonrecurring, unusual or special items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders, Form 10-K or Form 10-Q for the applicable period, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) regulatory requirements, (i) settlement of hedging activities, and (j) other specified significant extraordinary items or events.

(dd)      “Plan” means the Forum Energy Technologies, Inc. 2016 Stock and Incentive Plan, effective as of May 17, 2016.

(ee)      “Prior Plan” means the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (formerly known as the Forum Oilfield Technologies, Inc. 2005 Stock Incentive Plan) as amended and in effect immediately prior to the Effective Date.

(ff)      “Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Paragraph IX(c) of the Plan.

(gg)      “Required Delay Period” shall have the meaning assigned to such term in Paragraph XV(c) of the Plan

(hh)      “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(ii)      “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(jj)      “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or in the sole discretion of the Committee, an equivalent value in cash that is restricted or subject to forfeiture provisions.

(kk)      “Restricted Stock Unit Award” means an Award granted under Paragraph X of the Plan.

(ll)      “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Unit Award.

(mm)    “Rule 16b -3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(nn)      “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

(oo)      “Stock Appreciation Right Agreement” means a written agreement between the Company and Participant with respect to a Stock Appreciation Right.

IV.    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan will be submitted to the stockholders of the Company for approval at the 2016 annual meeting of the stockholders and, if approved, shall be effective as of the date of such approval (the “Effective Date”). If the stockholders of the Company should fail to so approve the Plan at such meeting, the Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder, if any, shall be null and void, and the Prior Plan as in effect immediately prior to the stockholder vote shall remain in effect. No Award shall be made under the Plan ten years or more after the Effective Date. As of the date of stockholder approval of the Plan, no further awards shall be made under the Prior Plan, provided, however, that any and all outstanding awards granted under the Prior Plan shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan under which such award was granted and as are in effect as of the date the Plan is effective.

Subject to the provisions of Paragraph XIV, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired, all Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Bonus Stock Awards and Cash Awards have been satisfied or expired.

V.    ADMINISTRATION

(a)        Composition of Committee. The Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section l62(m) and regulations pursuant thereto; provided, however, that if any such committee member is found not to have met the qualification requirements set forth in clauses (ii) and/or (iii) above, any actions taken or Awards granted by such committee shall not be invalidated by such failure to so qualify. In the absence of the Board’s appointment of a committee to administer the Plan, the Board shall serve as the Committee.

(b)        Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to (i) determine which Employees, Consultants, or Directors shall receive an Award, (ii) determine the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Award or the value of each Award, and (iii) to accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award or waive any restriction or other provision of the Plan or an Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c)        Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.

(d)        Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to Section 16 of the Exchange Act (including any successor Section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

VI.    SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)    Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed the number of shares remaining for grant under the Prior Plan as of the Effective Date (exclusive of the shares subject to outstanding awards granted under the Prior Plan). Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to all Awards made hereunder:

(i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 2 million shares of Common Stock;

(ii) no Participant may be granted during any calendar year Awards consisting of Options or Stock Appreciation Rights that are exercisable for more than 2 million shares of Common Stock;

(iii) no Participant may be granted during any calendar year Cash Awards having a value determined on the date of grant in excess of $20,000,000;

(iv) any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award; and

(v) Awards to Directors shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under the Plan, and no Director may be granted during any calendar year Cash Awards or Awards denominated in shares of Common Stock having an aggregate value as determined on the date of grant in excess of $950,000.

Subject to Paragraph XII hereof, any Award other than an Award that is payable solely in cash shall have a minimum restricted period or vesting period of one year from the date of grant (the “Minimum Restrictions”). The foregoing notwithstanding, 5% of the total number of shares of Common Stock that may be issued under the Plan shall not be subject to the Minimum Restrictions.

Notwithstanding any provision of the Plan to the contrary, each share of Common Stock acquired under this Plan must be held and transferred in compliance with the Forum Energy Technologies, Inc. Stock Ownership Requirements Policy.

A Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations set out in the clauses in this Paragraph V(a), in which event each portion of the combination Award is subject only to a single appropriate limitation in the clauses above. For example, if an Employee Participant is granted a Performance Award that is in part a stock-based Award and in part a Cash Award, then the stock-based awards shall only be subject to the limitation in clauses (i) and (ii) and the Cash Award shall be subject only to the limitation in clause (iii).

(b)        Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

VII.    ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person.

VIII.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)        Exercise Period. The term of each Option and Stock Appreciation Right shall be as specified by the Committee at the date of grant, but in no event shall the term exceed 10 years.

(b)        Limitations on Exercise. Subject to the Minimum Restrictions, Options and Stock Appreciation Rights shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)        Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in Sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)        Option Agreement; Stock Appreciation Right Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under Section 422 of the Code. Each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement. Each Option Agreement and Stock Appreciation Right Agreement may specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board, as applicable, or a Change in Control on the exercisability of the Option or Stock Appreciation Right. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such exercise price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements and Stock Appreciation Right Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement and Stock Appreciation Right Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

(e)        Exercise Price and Payment. The exercise price shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date an Option is granted. An Option, Stock Appreciation Right or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The exercise price shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Nonqualified Stock Option.

(f)        Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, lower the exercise price of an Option or Stock Appreciation Right after the date of grant nor may any outstanding Option or Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, cash or a new Award. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the stockholders of the Company.

(g)        Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock delivered to the Participant after exercise of an Option.

(h)        Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

IX.    RESTRICTED STOCK AWARDS

(a)        Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject the Minimum Restrictions and to other restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances as determined by the Committee (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or its Affiliate or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion (including, without limitation, a Change in Control), or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)    Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, (i) rules pertaining to the termination of employment, or service as a Consultant or Director. of a Participant prior to expiration of the Forfeiture Restrictions, or (ii) if the Award is intended to be a Qualified Performance Award, providing that dividends are subject to the same Performance Measures as the underlying Award. If dividends are subject to the same Performance Measures of an Award intended to be a Qualified Performance Award, the Participant shall not be entitled to such dividends until the Performance Measures of the Award have been met and payment has been determined by the Committee. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)        Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)        Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

X.    PERFORMANCE AWARDS

(a)        Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(b)        Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(c)        Qualified Performance Awards. Any Performance Awards that are intended to qualify as Qualified Performance Awards awarded to a Participant shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Measures that are contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. A Performance Measure is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. The Committee shall establish the Performance Measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed, and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Measures applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Measures and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the Minimum Restrictions and the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to the Plan shall be determined by the Committee. The amount of cash or shares payable or vested pursuant to Awards that are intended to be Qualified Performance Awards may not be adjusted upward; provided, however, that the Committee may retain the discretion to adjust the amount of cash or shares payable or vested pursuant to such Qualified Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(d)        Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(e)        Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(f)        Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of Performance Award Agreements need not be identical.

XI.    RESTRICTED STOCK UNIT AWARDS

(a)        Forfeiture Restrictions to be Established by Committee. Awards of Restricted Stock Units shall be subject to the Minimum Restrictions and to other restrictions and an obligation of the Participant to forfeit the Award under certain circumstances as determined by the Committee (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or its Affiliate or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion (including, without limitation, a Change in Control), or (iv) a combination of any of the foregoing. Each Restricted Stock Unit Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)        Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of the Participant’s service prior to expiration of the Forfeiture Restrictions, as shall be set forth in the Restricted Stock Unit Award Agreement and as are consistent with the terms of the Plan. Cash dividend equivalents may be paid during or after the vesting period with respect to a Restricted Stock Unit Award and, with respect to Awards intended to be Performance Awards, may be subject to the same Performance Goals as the underlying Award, as determined by the Committee. If the Restricted Stock Unit Award is intended to be a Qualified Performance Award, the dividend equivalents will be subject to the same Performance Measures as the Award, and the Participant shall not be entitled to such dividend equivalents until the Performance Measures of the Award have been met and payment has been determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.

(c)        Payment. Following the end of the vesting period for a Restricted Stock Unit Award (or at such other time as the applicable Restricted Stock Unit Award Agreement may provide), the holder of a Restricted Stock Unit Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Restricted Stock Unit Award, based on the then vested value of the Award. Payment of a Restricted Stock Unit Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Restricted Stock Unit Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Restricted Stock Unit Award until the shares of Common Stock have been delivered to the Participant.

(d)    Termination of Award. A Restricted Stock Unit Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(e)        Restricted Stock Unit Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Restricted Stock Unit Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Unit Award Agreements need not be identical.

XII.    BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

XIII.    RECAPITALIZATION OR REORGANIZATION

(a)        No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b)        Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock , the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)        Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock or other property covered by an Award theretofore granted and the purchase price of Common Stock or other consideration subject to such Award shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger, consolidation or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change in Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or

Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d)        Change in Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change in Control Value” shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)        Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f)        Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(g)        No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(h)        Adjustments in Compliance with Section 409A of the Code. No adjustment pursuant to this Paragraph XII shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

XIV.    TERMINATION ON OR AFTER CHANGE IN CONTROL

If a Change in Control occurs and, on or within two years after the date of consummation of such Change in Control, a Participant’s employment with the Company and its Affiliates is terminated involuntarily by the Company without Cause or by the Participant for Good Reason, then (a) any Award other than Performance Awards held by the Participant at the time of the Participant’s termination shall become fully vested and exercisable and all Forfeiture Restrictions shall immediately lapse and (b) any Performance Award held by the Participant at the time of the Participant’s termination shall become fully vested and all Forfeiture Restrictions shall immediately lapse and such Performance Award shall be deemed to have been earned at the target level.

XV.    AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XVI.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

(a)        Intent and Interpretation. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)        Permissible Payments. Notwithstanding anything in the Plan or in any Award agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award agreement by reason of the occurrence of a Corporate Change or Change in Control or the Participant’s separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Corporate Change or Change in Control or separation from service meet any description or definition of “change in control event” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award agreement that is permissible under Section 409A of the Code. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)        Required Delay. Notwithstanding anything in the Plan or in any Award agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of

Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the earlier of (a) the date of the Participant’s death or (b) the date that is six months after the date of the Participant’s separation from service with the Company (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

(d)        Specified Employee Defined. For purposes of the Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including the Plan.

XVII.    MISCELLANEOUS

(a)        No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)        No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)        Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)        No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)        Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f)        Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company. Notwithstanding any provision of the Plan or any Award agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award agreement with retroactive effect.

(g)        Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdiction in which the Company or its Affiliates operate.

(h)        Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

EXHIBIT A

2016 STOCK AND INCENTIVE PLAN

(As Established Effective as of May 17, 2016)

Except as otherwise provided in an Award agreement, the definitions set forth in this Exhibit A shall also apply in the case of any provision of the Plan or any Award agreement that includes the term “Change in Control:”

Acquiring Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

Change in Control means:

(a)        The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) any acquisition by any Acquiring Person pursuant to a transaction which complies with clause (c)(1) of this definition shall not constitute a Change in Control; or

(b)        Individuals, who, immediately following the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquiring Person other than the Board; or

(c)        The consummation of a Corporate Transaction unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company (if it be the ultimate parent entity following such Corporate Transaction) or the corporation resulting from such Corporate Transaction (or the ultimate parent entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (2) at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. For purposes of the foregoing sentence, only (A) shares of common stock and voting securities of the Company, assuming the Company is the ultimate parent entity following such Corporate Transaction, held by a beneficial owner immediately prior to such Corporate Transaction and any additional shares of common stock and voting securities of the Company issuable to such beneficial owner in connection with such Corporate Transaction in respect of the shares of common stock and voting securities of the Company held by such beneficial owner immediately prior to such Corporate Transaction, or (B) shares of common stock and voting securities of the ultimate parent entity following such Corporate Transaction, assuming the Company is not the ultimate parent entity following such Corporate Transaction, issuable to a beneficial owner in respect of the shares of common stock and voting securities of the Company held by such beneficial owner immediately prior to such Corporate Transaction, in either case shall be included in determining whether or not the fifty percent (50%) ownership test in this subsection (c) has been satisfied.

Corporate Transaction means a reorganization, merger or consolidation of the Company, any of its subsidiaries or sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) or the liquidation or dissolution of the Company.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Person means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

FORUM ENERGY TECHNOLOGIES, INC.

May 17, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/17582/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

¢	20333300000000000000 0 051716

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Advisory resolution to approve executive compensation.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: 〇 C. Christopher Gaut 〇 David C. Baldwin 〇 Franklin Myers		3. 4.

Resolution approving the Forum Energy Technologies, Inc. 2016 Stock and Incentive Plan.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

						☐ ☐	☐ ☐	☐ ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐                ■

FORUM ENERGY TECHNOLOGIES, INC.

Proxy for Annual Meeting of Stockholders on May 17, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints C. Christopher Gaut and James L. McCulloch, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Forum Energy Technologies, Inc., to be held May 17, 2016, 8:00 a.m. Central Daylight Time, at 920 Memorial City Way, Suite 1000, Houston, Texas 77024, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

■	1.1	14475	■